UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

PEREGRINE INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-1061164	65-0611007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 W. Flamingo, Las Vegas, Nevada 89147

(Address of principal executive offices, including zip code)

(702) 888-1798

(Registrant’s telephone number, including area code)

____________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☒	Non-accelerated filer	☒	Smaller reporting company
		☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, successful capital raises, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management and field personnel with experience in our industry;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

As used in this current report, the terms the “Company”, “Peregrine Industries, Inc.”, “PGID,” “M.A.C.E.,” “MACE Corporation,” we”, “us” and “our” refer to Peregrine Industries, Inc., a Florida company, which has become part of our Company upon the closing of the transactions discussed below.

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FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on August 31, 2021, the focus of the Company’s business was changed. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the Change of Control disclosed under Item 5.01 and the Departure and Appointment of Officers disclosed under Item 5.02, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the new business after the acquisition of control shares from Mace Corporation. As a result of the Merger, we ceased to be a “shell company.” Therefore, this Form 8-K provides the information with respect to Mace that would be included in a Form 10 filed by Mace. The Form 10 information is set forth below.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 30, 2021, our wholly owned subsidiary Mace Merger Corp., (“Mace Merger Corp.”), a Nevada corporation, entered into a Plan and Agreement of Merger with Mace Corporation (“Mace”), a Nevada corporation and the Merger was completed on September 3, 2021. Pursuant to the Plan and Agreement of Merger, Mace Merger Corp. agreed to merge into Mace, with Mace being the surviving corporation of the merger (the “Merger”). As a result of the Merger, Mace is to become a wholly owned subsidiary of Peregrine. Under the Plan and Agreement of Merger, the shareholders of Mace are to receive 250,000,000 shares of our common stock, $0.0001 par value. As there were 1,000,000,000 outstanding shares of Mace common stock immediately prior to the Merger, the Mace shareholders will receive one of our shares of common stock per four shares of Mace common stock. As a result of the Merger, and including our shares already owned by the officers and directors of Mace, the shareholders of Mace will own 60% of the shares of our common stock. As a contingent part of the Merger, our officers and directors will return to the Company treasury the 22,477,843 shares of common stock, which they now own.

The transaction is being accounted for as a reverse recapitalization. This means that, while Peregrine was the acquiring company from a legal perspective, Mace will be treated as the acquirer for accounting purposes.

The foregoing description of the Plan and Agreement of Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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The Company completed the acquisition of Mace upon closing of the Merger. The closing occurred on September 3, 2021, upon the completion of the exchange and cancellation of shares by the MACE Shareholders. Under the terms of the Plan and Agreement of Merger, the shareholders of Mace received 250,000,000 shares of the Company’s common stock issued in exchange for 100% of the outstanding capital stock of Mace.

The Company’s common stock is currently quoted on OTC Markets Group, Inc. Pink under the symbol PGID.

The Merger and its related transactions were approved by the shareholders of a requisite number of shares of Mace and all of the issued and outstanding shares of Mace Merger Corp.

The Merger is being accounted for as a reverse acquisition and recapitalization. Mace is the acquirer for accounting purposes and the Company is the issuer. Accordingly, Mace historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of Mace is carried forward after the acquisition. Operations prior to the Merger are those of Mace. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

There were 23,002,063 shares of our common stock outstanding previous to this transaction, of which 22,477,843 shares were held by the officers, directors and 5%+ shareholders of Mace and will be returned to treasury in exchange for the Mace common shares held by each officer, director and 5%+ shareholder.

Thus, Mace was a related party of ours prior to the Merger, and we continue to be controlled by the officers, directors and 5%+ shareholders of Mace. Other than the common ownership and control, prior to the Merger, there were no material relationships between us and Mace, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

The shares issued in the Merger were not registered under the Securities Act but were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation S and Regulation D promulgated thereunder.

We believed these exemptions were available because:

* We are not a blank check company.

* The shares were issued to non-United States persons; or

As to shares issued to United States persons:

☐	The issuance was not accompanied by general solicitation or advertising;

☐	All certificates had restrictive legends

☐	Shares were issued to persons with a pre-existing relationship with Mace’s directors, executive officers or employees, and contracted services.

☐	Shares were issued to investors who represented that they were accredited investors.

In connection with the above transaction, although some of the investors may have also been accredited, we made the following available to all investors:

☐	Access to all our books and records

☐	Access to all material contracts and documents relating to our operations

☐	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the Mace shareholders were given access.

We intend to carry on the business of Mace, as our primary line of business.

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DESCRIPTION OF BUSINESS

Historical Overview

Peregrine Industries, Inc. was incorporated in Florida in 1995 for the purpose of designing and manufacturing heat pump pool heaters, residential air conditioners and parallel flow coils for the heating, ventilation and air conditioning industry.

In June 2002, the Registrant and its subsidiaries filed a petition for bankruptcy in the U.S. Bankruptcy Court for the Southern District of Florida. The Company emerged from bankruptcy in March 2004 free and clear of all liens, claims and obligations.

On July 17, 2017, Peregrine Industries, Inc., (the “Registrant”) issued a total of 22,477,843 or 97.7% of the issued common restricted shares of the Registrant’s common stock, par value $0.0001 (the “Shares”) to Dolomite Holdings Ltd., organized under the laws of the State of Israel and the corporate parent and principal shareholder of the Registrant (“Dolomite”). The Shares were issued upon the conversion by Dolomite, effective July 14, 2017, of principal and accrued interest owed by the Registrant to Dolomite evidenced by convertible notes and other short-term debt in the aggregate amount of $443,718, representing all of the liabilities of the Registrant at its fiscal year-ended June 30, 2017. The fair value of the shares was deemed to be the carrying value of the principal and accrued interest, $443,718. Dolomite was a related party therefore the settlement had no gain or loss. The issuance of the Shares was made in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation S promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

Effective July 21, 2017, Dolomite sold, transferred and assigned the total of 22,477,843 restricted shares of the Registrant’s common stock, to four persons, none of whom were affiliated with the Registrant or with Dolomite. The 22,477,843 Shares represented in excess of 97% of the Registrant’s total issued and outstanding Shares at July 21, 2017, resulting in a change of control of the Company.

On July 30, 2021, our wholly owned subsidiary Mace Merger Corp., (“Mace Merger Corp.”), a Nevada corporation, entered into a Plan and Agreement of Merger with Mace Corporation (“Mace”), a Nevada corporation and the merger was completed on September 3, 2021. Pursuant to the Plan and Agreement of Merger, Mace Merger Corp. agreed to merge into Mace, with Mace being the surviving corporation of the merger (the “Merger”). As a result of the Merger, Mace is to become a wholly owned subsidiary of Peregrine. Under the Plan and Agreement of Merger, the shareholders of Mace are to receive 250,000,000 shares of our common stock, $0.0001 par value. As there were 1,000,000,000 outstanding shares of Mace common stock immediately prior to the Merger, the Mace shareholders will receive one of our shares of common stock per four shares of Mace common stock. As a result of the Merger, and including our shares already owned by the officers and directors of Mace, the shareholders of Mace will own 60% of the shares of our common stock. A contingent part of the Merger, our officers and directors will return to the Company treasury the 22,477,843 shares of common stock, which they now own.

Introduction

Conceived in Las Vegas, Nevada in the year 2014 (and established in December 2015), Mace has since been developing the latest and greatest products for your baby, your home, and your body. In the years since our creation, we have attended several trade shows, become established as sellers on Amazon, and are working with advertising firms to help spread the message about our next generation company for your baby and family needs!

Over the past four years, we have undergone the rigorous process of creating our own products from the ground up and sending them out into the marketplace. From beginning to end, our process could be described as:

•	Research, Development: Design, Engineering, Mold, Prototype, Testing

•	Patent, Manufacturing, Production, Inventory, Marketing, wholesales and Disruptors.

Our principal executive office is located at 9171 W. Flamingo Road, Ste 110, Las Vegas, NV 89147. The telephone number at our principal executive office is (702) 888-1798. Our website is www.macecorporaiton.com, and our email address is honghmacecorp@gmail.com.

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Our fiscal year end is July 31.

Our company is in the development stage and has generated $374,242 in revenues for the year ended July 31, 2020.

Overview

Mace Baby

Our flagship product is the aMACEing Zero Leak Baby Bottle®, but it’s more than just another baby bottle; it’s our commitment to improving the precious feeding time that occurs between parent and child. To that end, we have settled for nothing less than making the bottle out of the safest plastics and forming the nipple from the safest silicon. The Zero Leak/Variable Flow nipple erases both the inconvenience of spills and the hazard of choking. It is the perfect companion for our Bottle Holder, which allows parents the convenience of feeding their baby while keeping their hands free. Our bottles, nipples, and holders are patented not just in the United States, but around the globe. Consumers all over the world can already buy our products.

Some of our other baby products include: the Baby Backseat Mirror, toddler toilet seats, organic skin care products, and more to come. With our Baby Backseat Mirror, a handy accessory for the car, parents can keep an eye on the children seated behind them without taking their eyes off the road. Our toddler toiler seats are a great tool for potty training your little one, and it was thoughtfully designed to best fit the shape of an actual toddler’s body. For mothers and babies alike, our line of skin care products includes an assortment of soap, oils, baby powder, disinfecting spray, and more.

Mace Home Goods

Our selection of home goods includes the Birthday Minder, Holiday Minder, and Water Purifier. Our minders are fun wall-mounted decorations that can add a festive touch to anyone’s birthday, as well as 16 major holidays celebrated in the United States. The Water Purifier can be easily attached to a variety of household appliances in order to remove all sorts of pollutants, parasites, and unwelcome substances.

Mace Health & Beauty (& Jewelry)

We have products to benefit women’s health and beauty as well, such as: moistening sprays, a heated eye treatment wand, and plans for future offerings as well. We have a variety of moistening sprays that can keep your skin hydrated. Our heated eye treatment wand uses thermal micro-currents to make facial skin firm while reducing redness, tension, and inflammation. A line of jewelry products is also being planned.

Our Mission

We’re working tirelessly to bring you other products we think you’ll love. It is our dream that these products, among others, will make Mace a household name in childcare.

Product Lines

aMACEing ZERO LEAK® Baby Bottle (with Leak Proof Nipple)

Mace Baby has introduced the aMACEing ZERO LEAK® Baby Bottle, bringing innovative design to the traditional baby bottle market. This leak-proof bottle is helping families enjoy the safest, most peaceful feeding experience. The design team at Mace set out to create a baby bottle that was not only leak-proof but which also simulated the flow of a mother’s nipple. Their patented design, features variable flow, allowing milk or formula to flow at the baby’s pace. Just like a mother’s nipple, the Mace leak-proof nipple adjusts to the baby’s rhythm. It puts the baby in control of feeding, making for a much more comfortable, peaceful experience during feeding time. It comes in two sizes (4’’ /7 oz and 6’’ /10 oz) and 4 choices of color. All of the component parts of our bottle are patented in the United States and many of the other industrialized countries around the world.

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Following is a list of some of our products:

The aMACEing Zero Leak Baby Bottle comes with a range of attractive features that support baby’s health and parents’ lifestyles in a number of other ways. These include:

•	BPA-free bottle and nipple

•	100% silicone nipple (works for months before any need for replacement)

•	Lead-free

•	Phthalates-free

•	Mace cap helps secure the bottle for safe transport

•	Mace collar makes opening and securing the bottle easier, especially for those with arthritis or a similar condition

•	Dishwasher-safe (top rack)

•	Oz and ML measurements on the bottle

•	The bottle is made in the USA

•	Bottles have passed TUVRheinland testing, SGS testing for lead, cadmium, and phthalates (US CA 65 and GB) and are FDA approved.

•	Winner of the Mom’s Choice Gold Recipient Award

•	Winner of the 2018 National Parenting Product Awards

These bottles have been the subject of rave reviews from industry bloggers[1][2][3], and are featured in a growing number of print and web publications including Las Vegas Baby Magazine[4] and Cincinnati Family Magazine[5]

[1] https://asimplepieceofme.com/mace-baby-leak-proof-bottles/

[2] https://parentinghealthy.com/the-mace-baby-bottles-are-leak-proof/

[3] http://www.mail4rosey.com/2019/08/so-we-love-this-amaceing-baby-bottle.html

[4] https://lasvegasbabymagazine.com/issues/issue5/mobile/index.html#p=18

[5] http://cincinnatifamilymagazine.com/uncategorized/things-we-like-on-the-go-baby-items

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Hands Free Bottle Holder

Mace’s Hands-Free Bottle Holder lets parents and caregivers watch their baby feed without having their arms and hands occupied. It is lightweight, sturdy, easily assembled, and it works perfectly with both sizes of its companion product, the ZERO LEAK® Baby Bottle. Our holders have passed SGS testing for lead, cadmium, and phthalates (US CA 65 and GB), as well as lead and phthalates testing for the Consumer Product Safety Information Act (CPSIA). We have filed patents for our bottle holders in the United States and many foreign countries.

Kidesk

The Kidesk is a wonderful item that can serve as a creative outlet for children. Inside of the Kidesk, has plenty of space in which to store paper, and the backside has a convenient compartment for coloring tools. The option to fold it up and carry it around allows parents and their little ones to take art on the road. This desk can also be a potent tool to facilitate education, as you can bring the Kidesk almost anywhere.

Baby Backseat Mirror

If you are a parent concerned about your child’s safety, you always want to keep an eye on them. There have been too many reports about children left forgotten in their car seat; it is a real problem that must be eliminated whenever possible. That’s where our Baby Backseat Mirror comes in. Its wide-angle convex mirror ensures that you will always be able to view your child and their surroundings. A single glance before, during or after a drive should be enough to instantly remind the driver that the baby is still in the car or alert them if they are not. This product boasts a shatter-proof design and ball joints for flexible positioning. Assembly of the three component pieces is incredibly quick and easy.

Toddler Toilet Seat

The Toddler Potty Chair is an ergonomic solution to a classic problem. The securely fastened armrests will help keep your child seated comfortably on the chair. The shape of the bowl was designed by researching the body shapes of actual toddlers, so it will accommodate the hips of as many children as possible.

Baby Body Thermometer

Mace Baby presents a sophisticated and convenient thermometer for all of your care-giving needs. It has a wide temperature range spanning 0-212°F or 0-100°C. With a 2-3.15-inch reading range, the thermometer can read from a distance. The thermometer can also quickly and accurately read temperatures in just .5 seconds, with the ability to remember up to 32 previous readings. Our thermometer supports both imperial and metric units. You can adjust this thermometer to any individual’s personal needs with the thermometer’s built-in settings. It detects more than just body temperature; this tool can also detect the temperature for the environment or for other solids and liquids such as food and milk.

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Pacifier Clips

Keep your baby’s pacifier or teething ting safe with this aMACEing clip-on holder! These BPA-free, Latex-free, and Lead-free clips come in six different colors and designs all packaged in one! Our pacifier clips are made for baby boys and baby girls alike.

Baby Diaper Bag Backpack & Stroller Organizer

This diaper backpack conveniently stores almost everything you need for traveling with your baby. Carry diapers, baby bottles, blankets, baby wipes and baby food.

•	Holds up to 9 baby feeding bottles

•	2 outside zippered pockets

•	Includes a convenient changing pad and 2 reusable self-sealing bags

•	Key strap in main compartment for holding your keys

•	Also includes hooks for latching backpack onto stroller

Stroller Organizer

For the mom or dad who wants nothing more than to have everything in one place. The Stroller Organizer was designed with the idea of holding baby bottles, phones, wipes, and diapers. Includes hooks for latching onto stroller handles.

PillowKet

Your baby will love our PillowKet. Soft as can be, it is lightweight and will keep your baby warm during those cooler seasons. Absolutely cozy, cute and comfortable! A perfect snuggle on colder days. The PillowKet comes in a variety of colors and patterns. A United States patent has been filed for this product.

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PillowBed

Our PillowBed and Baby Bottle Holder are a perfect pair, giving babies a little extra boost while feeding. Babies and parents around the world will love our durable and waterproof PillowBed, sturdy and comfortable. This product is patented in the United States.

Mace Skin Care

All of our skin care products are organic (USDA certified), vegan, produced right here in the USA, and 100% natural. Our assortment consists of the following:

•	All-in-One Bar

o	This unscented bar is gentle enough for a baby and perfect for even those who are the most sensitive. Can be used for body and hair.

•	Baby Congestion Relief

o	A gentle and safe product to ease congestion for all your little ones.

•	Baby Oil

o	A calming bath and body oil created especially for baby. Can be used in the bath or rubbed directly on the baby’s skin. Great for healing dry or chafed skin.

•	Baby Powder

	o	Apply baby powder lightly to keep dry and ease chafing. Great for adults too!

•	Diaper Butter

	o	A nourishing salve for protecting healing and lubricating baby’s delicate skin.

•	Little’s Skin Helper

	o	A wonderful balm that is anti-inflammatory, antioxidant, anti-septic, and anti-spasmodic.

•	Nursing Oil

	o	Formulated with pure, organic oils to soothe nipples while nursing. Prevents dry or cracked skin with a blend of food-grade ingredients.

•	Perineum Oil

	o	An anti-inflammatory and refreshing combination of oils created specifically to soothe a woman’s delicate skin. Recommended for both pre- and post-delivery.

•	Soothing Spray

	o	Can be used to cleanse minor cuts and scrapes, soothe insect bites, relieve poison oak/ivy rashes and disinfect the skin after removal of a splinter.

•	Stretch Bye

	o	An excellent emollient to use on pregnant bellies. It helps prevent stretch marks and soothes growing skin.

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aMACEing Baby Knit Soft Sleeping Bag

Premium quality knitting (in a crochet braid pattern) results in a soft, durable, and skin-friendly product. This product is thicker, warmer, and softer than comparable products in the market thanks to the combination of polar fleece lining, velvet, and thick knit wool. Can be used as a baby swaddle, sleeping bag, stroller wrap, or crib wrap. It is ideal for use in any season, and a perfect baby shower gift.

aMACEing Baby Nest

•	100% Cotton
•	Safe and breathable fabric
•	Double-sided with two adjustable patterns
•	Size is adjustable for your baby’s convenience
•	Lightweight and portable
•	Hidden zipper at the bottom disassembles the product for easy cleaning (machine washable)

aMACEing Baby Swaddle Wrap

Made of 100% cotton, this swaddle is ultra-soft and snuggly. Swaddling creates a womb-like environment which keeps your baby calm and secure! This helps your little one as well as you sleep tightly and soundly throughout the night!

aMACEing Cute Cushioned Baby Pillow

A comfortable baby pillow with a velvet surface that is gentle and smooth for the baby’s skin. This product is made of a breathable 3D air mesh design at the back to create a cooling effect to keep your baby’s head dry and cool.

The fabric is 100% cotton bonded with sponge to create the most durable and safest pillow for your baby!

This pillow is amazing to prevent flat head syndrome (Flat head syndrome pertains to flat spots on the back of the skull from sleeping on hard mattresses, or from sleeping on the baby’s back).

This pillow is the perfect baby shower gift and certainly a gift that can make anyone’s future baby be aMACEing.

aMACEing Egg-Shaped Baby Winter Sleeping Bag

A cute sleeping bag, suitable for autumn and winter, made with a delicate texture and is comfortable and soft.

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Multi-Functional Baby Door Hanger Organizer

Features multiple compartments. Hangs on standard door or closet rod, no hardware needed. Can be used to store and organize almost anything, including: blankets, toys, books, puzzles, games, stuffed animals, accessories, diapers, wipes, diaper rash creams, ointments, powder, oils, towels, lotions, shampoos, body wash and more!

Health Supplements

In order to reach out to entirely new groups of people, Mace has devised a set of health supplements (all of which are produced in the USA) that seek to improve life for people with various deficiencies or conditions. Included are products that aim to make sexual encounters more fulfilling. Our assortment consists of the following:

•	Astaxanthin

○	A powerful, natural antioxidant with proprietary blend HB-12, which supports joint, skin, and eye health naturally.

•	Eye Health Essential

○	Promotes optimal eye function and supports healthy retinal tissue.

•	Triple Strength Fish Oil

○	Promotes cardiovascular health and immune system response.

•	Joint Health 3X

○	Promotes joint mobility, flexibility, strength, and lubrication.

•	Prostate Support

○	Supports prostate and urinary health.

•	Sheep Placenta

○	Assists with the body’s natural repair and regeneration process while improving skin quality.

•	MACE Pleasure

○	Enhances stamina, energy, and performance.

•	Climax Organic Sensation Oil

○	Maintains firmness, moisture, and sensitivity.

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Heated Eye Treatment Wand

An all-in-one tool that uses micro-currents, thermal energy, and massage technology. Our heated eye treatment wand helps make skin firm and tight, aiding in the effectiveness and absorption of applied products, such as serums or creams. It reduces redness, tension and inflammation. With an innovatively designed head, it allows for every inch of skin around the eyes and the corner of the mouth to be reached. Plus, the convenient size allows it to be taken anywhere. It is proven safe for everyday use.

Steam/Moisturizing Spray

Our line of moisturizing sprays comes in 6 varieties, each with different capabilities. Their main purpose is to release stored water as a soothing mist over a wide radius. These make great gifts for friends and family in dry climates.

Mace Holiday Minder & Birthday Minder

The Mace Holiday Minder is a wall-mounted frame bearing cards that mark the occasion for 16 major United States holidays.

The Mace Birthday Minder is the “sister product” of the Holiday Minder. This simple, easy-to-use product will ensure that no one’s birthday is forgotten.

The Minders can also be customized to:

•	Announce special achievements such as student/employee of the month

•	Display motivational quotes

•	Be used in restaurants to show the daily special

•	And more! The only limit is your imagination

They are made of sturdy ABS plastic. Frames come in your choice of black, white, or burgundy. Patents have been filed for both of these products in the United States.

Water Purifier

This product from our “Home Goods” line can keep the water clean in any number of appliances around the house. Hassle-free installation means that the process is quick and intuitive. The conveniently compact size is also appealing. Our purifier uses only the highest-quality carbon rods to ensure the immaculate quality of your water. This BlackMagic carbon stick is technology that has been utilized in modern medicine to great effect.

Molds

Some of our most significant, high-value assets are the plastic molds for our primary baby products. These injection molds allow for the efficient production of each and every component that comprises our bottles, nipples, and holders. The net value of our molds was valued at $111,807.00 as of July 31, 2020. In addition, we had production equipment valued at $29,075 as of July 31, 2020. We have molds ready to manufacture products and product components in both China and the United States.

The following is a comprehensive list of molds owned by Mace Corporation:

Item No.	Mold/Equipment No.	Name of Mold/Equipment	Description	Qty.
1	TYM-W4040	Silicone Nipple Slitting Fixture/智能化控制色浆比例的直压式注胶液态硅胶注射成型机	卧式120吨伺服硅胶直射成型机	1
2	V1.0	Colorant pump/液体硅胶注射成型机控制系统		1
3	379A	Bottle holder wall/侧板	2 cavity molds, made of FDA approved ABS plastic.	1
4	380A	Bottle holder arch/弯管	4 cavity molds 2+2, made of FDA approved ABS plastic.	1
5	381A	Bottle holder feet/熊掌	4 cavity molds, FDA approved Rubber feet.	1
6	382A	Bottle holder support/介子	4 cavity molds, FDA approved Rubber support.	1
7	383A	Bottle holder Screw/固定螺丝	2 cavity molds, FDA approved Nylon Screw.	1
8	384	Bottle holder Clamp/夹子	1 cavity mold, FDA approved Nylon Clamp.	1
9	385A	Bottle holder insert/堵头	8 cavity molds, FDA approved Rubber insert.	1
10	388A	Holiday Minder/大相框	16 inch Holiday Minder molding	1
11	389A	Birthday Minder/小相框	10 inch Birthday Minder molding	1
12	391A	Filler Piece/垫片	Filler piece for clamp molding	1
13	396A	Clamp/爪子	70% silicone clamp molding	1
14	392A	Female Screw/螺母	ABS screw molding	1
15	17101B	Bottle holder wall/侧板	2 cavity molds, made of FDA approved ABS plastic.	1
16	17100B	Bottle holder arch/弯管	4 cavity molds 2+2, made of FDA approved ABS plastic.	1
17	A001	Nipple/奶嘴	4 cavity mold for FDA approved baby bottle silicone nipple, upgrade version from the first one.	2
18	A54	Lock/拧盖	4 cavity injection mold for baby bottle lock.	1
19	A53	Cap/盖帽	4 cavity injection mold for baby bottle cap.	1
20	A55	Bottle Holder Assemble Tool/架子安装	8 cavity mold, made of FDA approved ABS plastic.	1
21	A01	Nipple Slitting fixture/奶嘴切割装置	Nipple Slitting Fixture.	2
22	MC050918_1	Nipple Slitting fixture/奶嘴切割装置	Nipple Slitting Fixture.	1
23	180701-01	Nipple/奶嘴	8 cavity mold for FDA approved baby bottle silicone nipple, upgrade version from the first one.	1
24	MC111219_2	Nipple/奶嘴	4 cavity mold for FDA approved baby bottle silicone nipple, upgrade version from the first one.	1
25	MC112320	Nipple Slitting fixture/奶嘴切割装置	Nipple Slitting Fixture.	1
26	MC080816-2	Baby Nipple(外协)	4 cavity mold for FDA approved baby bottle silicone nipple	1
27	38996	Auxiliary parts	Proof of concept	1
28	39544	Auxiliary parts	Upon approval of proof of concept	1
29	MC22417	Nipple Slitting Fixture	Nipple slitting tool	1
30	MC062617	Nipple Slitting Fixture	Nipple slitting tool	1
31	MC071316-1 Rev.2	4 inch bottle	4 cavity blow mold	1
32	MC071316-1 Rev.2	6 inch bottle	4 cavity blow mold	1
33	386A	Bottle cap	4 cavity injection mold for baby bottle cap.	1
34	387A	Bottle lock	4 cavity injection mold for baby bottle collar	1

14

Inventory

As of July 31, 2020, our inventory was valued at $785,500.

Plan of Operations for the next 1 to 3 Months

The following are our principal plan of operations for the next one to three months, which are aimed at helping the Company grow:

Our goals over the next 3 months are as follows:

•	Locating more buyers, especially through direct sales and through the use of general advertising. To that end, we will continue to focus on revenues from Amazon.com.
•	Acquiring more distributors, especially those that can assist in increasing our international sales.
•	Continue our strategy of increasing our product’s exposure, which should lead to steady gains in sales.
•	Formulate new, appealing lines of products to develop our brand even further.

Marketing and Sales

We will consider all avenues to market our products and focus on advertising for the products that we believe will have the highest return on investment. We intend to focus on integrating overlapping marketing strategies among our three product lines, which we believe is crucial. Our primary marketing strategies will utilize today’s social media markets, along with traditional mail, phone and relationship building strategies. Our sales strategy is to communicate and demonstrate our abilities to improve parents lives by providing safe and quality products.

Government Regulation

Several of our products have tested successfully under multiple regulatory bodies and standards. Our baby bottle passed the “volatile N-nitrosamines” test for FDA 500.450 and the “extractable fraction”, “soluble fraction”, and “density” requirements of FDA21 CFR 177.1520. Furthermore, the material used for the caps and locks has been granted approval for food contact under EU regulations. Our bottle holder passed SGS tests for lead, cadmium, and phthalates for US CA 65 and GB, as well as SGS tests for CPSIA section 101 (lead) and 108 (phthalates). Our skin care products are also certified organic by the USDA.

Employees

We currently have approximately 10 full-time and 0 part-time employees and independent contractors located in Las Vegas and Asia. We have access to a large number of part time people on whom we can call as needed. As our research and development activities increase, we expect to hire additional personnel to meet our technology and administrative office needs. We believe our employee relations are satisfactory. None of our employees are represented by a union.

15

Liquidity and Capital Reserves

A component of our operating plan impacting our expansion is the ability to obtain additional capital through additional equity and/or debt financing for purposes of future product development. Additionally, we anticipate obtaining additional financing to fund acquisitions through common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to pursue other avenues.

Description of Property

Our operations were previously conducted from an approximately 2,800 square foot office space at 9171 W Flamingo, Las Vegas, Nevada, U.S.A. We own the building. Located in the Flamingo Trails Professional Plaza, we can be contacted by phone at (702) 888-1798. We consider our current office space arrangements adequate and will reassess our needs based upon the future growth of the company.

Legal Proceedings

The Company does not know of any material, existing or pending legal proceedings against it, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which the Company’s directors, officers or any affiliates, or any registered or beneficial shareholder, are an adverse party or have a material interest adverse to its interest.

RISK FACTORS

Risks Relating to Our Business and Marketplace

At this stage of our business operations, we may never achieve our goals for profitability or generate any additional significant amount of revenues, thus potential investors have a high probability of losing their investment. If we are unable to continue as a going concern, you will lose your investment.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of our competition and our ability to attract and maintain key management and employees.

Additional challenges to our health, our market, and the government may arise as the situation regarding COVID-19 evolves.

New coronavirus mutations or waves of cases could have an adverse effect to our business. The extent to which our operations could be impacted depends on a number of factors. These factors include: The long-term effectiveness of the COVID-19 vaccines, the global distribution of said COVID-19 vaccines, the manifestation of stronger variants of the virus, and the ability of governments and organizations around the world to continue adapting to a shifting and unpredictable pandemic landscape. Our operations could be significantly hindered if any of our officers were to be infected by the novel coronavirus, and the possibility of further economic downturns still exists.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because our products, have only recently been introduced to market, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered by our subsidiaries. In order to attract customers to our products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our planned products. There are no assurances that competition in our respective industries will not lead to reduced prices for our proposed products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

16

New online store features could fail to attract new customers, retain existing customers, or generate revenue.

Our business strategy is partly dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our online retail platform, is only in its early-stages and it has begun to generate revenue for the Company. There is no guarantee that individual customers will use these features and as a result, we may fail to generate greater revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;

●	Inability to convince potential customers to shop at our online store;

●	A decrease or perceived decrease in the quality of products at our online store(s);

●	An increase in content/products that are irrelevant to our users;

●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;

●	An increase in the level of advertisements by competitors may lower traffic acquisition rates;

●	A rise in safety or privacy concerns; and

●	An increase in the level of spam or undesired content on the sites.

We face intense competition, and we may not be able to compete effectively, which could reduce demand for our services and adversely affect our business and potential market share.

The market for our services is intensely and increasingly competitive and subject to rapidly changing technology and evolving standards. In addition, many companies in our target market are offering, or may soon offer, products and services that may compete with our services. Our current primary competitors generally fall into two categories: large companies and small operations. We expect competition to increase as other established and emerging companies enter the market, as customer requirements evolve and as new products and cleaning technologies are introduced.

Many of our competitors, particularly large companies, have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services or other resources and greater name recognition than we do. In addition, many of our competitors have strong relationships with our potential customers and extensive knowledge of the industry. As a result, they may be able to respond more quickly to new or emerging customers and changes in customer requirements. Increased competition may lead to price cuts, alternative pricing structures or the introduction of products and services available for free or a nominal price. We may not be able to compete successfully against current and future competitors, and our business, results of operations and financial condition will be harmed if we fail to meet these competitive pressures.

Our ability to compete successfully in our market depends on a number of factors, both within and outside of our control. Some of these factors include ease and speed of service deployment and use, performance and scalability, the quality and reliability of our customer service and support, total cost of ownership, return on investment for the customer. Any failure by us to compete successfully in any one of these or other areas will adversely affect our business, results of operations and financial condition.

Moreover, current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others. By doing so, these competitors may increase their ability to meet the needs of our potential customers. In addition, our prospective indirect sales channel partners may establish cooperative relationships with our competitors.

We face a few possible risk factors regarding patent protection:

•	Being a company with relatively few personnel, there is a risk that we may not have the ability to efficiently discover when other companies in this crowded market are infringing on our patents.
•	If we discover a patent infringement, we face the burden of having to defend our patent in court, resulting in a timely and costly legal battle.

17

Patents and Trademarks

Mace Corporation Patent Number List (United States)

DOCKET NO. :	PATENT NAME	SERIAL NO./DATE FILED	ISSUE DATE	STATUS
2747P4005DES	BABY BOTTLE	29/558,679 : 03/21/2016	6/20/2018	ISSUED
2747P4006DES	COLLAR FOR A BABY BOTTLE	29/558,680 : 03/21/2016	4/18/2018	ISSUED
2747P4007DES	CAP FOR A BABY BOTTLE	29/558,681 : 03/21/2016	11/20/2018	ISSUED
2747P4025DES	CARRIER FOR BABY BOTTLES	29/560,217 :04/04/2016	6/14/2017	ISSUED
2747P4026CIP2	BOTTLE HOLDING SYSTEM AND CONFIGURATIONS THEREOF	15/426,889 : 02/07/2017	5/5/2020	MAINTENANCE FEES DUE: 2023, 2027, 2031
2747P4034DES	BABY BIB	29/561,376 : 04/15/2016	11/1/2017	ISSUED
2747P4035DES	HOLIDAY CALENDAR KEYCHAIN	29/561,482 : 04/15/2016	6/7/2017	ISSUED
2747P4066DES	BABY BOTTLES	29/573,097 : 08/02/2016		NOA due 6/25/21
2747P4069DES	BABY BOTTLE NIPPLE	29/573,337 : 08/04/201	4/16/2019	ISSUED
2747P4070DES	CAP FOR A BABY BOTTLE	29/574,225 : 08/12/2016	6/7/2017	ISSUED
2747P4077DES	HANGER HAVING MULTIPLE HANGING ARMS	29/577,012 : 09/08/2016	1/2/2018	ISSUED
2747P4122DES	PILLOW BED FOR AN INFANT	29/587,069 : 12/09/2016	2/13/2018	ISSUED
274794241	BABY BOTTLE NIPPLE AND METHOD OF FORMING OPENING THEREIN	15/581,241 FILED: 04/28/2017		Final OA Due 04/14/2021 (No later than 07/14/2021)
2747P4290DES	BABY BOTTLE NIPPLE	29/632,959 FILED: 01/11/2018	10/1/2019	ISSUED
2747P4305	DEVICE AND METHOD FOR FORMING AN OPENING IN A BABY BOTTLE NIPPLE	15/986,644 : 05/22/2018		MAINTENANCE FEES DUE: 2024, 2028, 2032

Mace Corporation Trademarks

DOCKET NO.:	TITLE	SERIALNO./FILED	ISSUE DATE
2747T3381	aMACEing	87/229,730:11/08/2016	8/21/2018
2747T3392	MC DESIGN	87/310,531:01/23/2017	11/21/2017
2747T3412	MACE CORP (W/BEAR DESIGN)	87/229,610:11/08/2016	11/21/2017
2747T3424	M.A.C.E	87/527,203:7/13/2017	7/9/2019
2747T3481	aMACEing Zero Leak	87/908,532:5/4/2018	7/9/2019

18

Mace Corporation Patents (Foreign)
P4026CIP2: Bottle Holding System And Configurations Thereof
DOCKET NO.:	SERIAL NO./DATE FILED	STATUS
China		Accepted
2747P4026CIP2_EU	EP17181809.9 FILED: 07/18/2017	Annual Renewal Fee due July 31, 2021
2747P4026CIP2_JP	JAPAN APPLICATION NO.: 2017-149291 FILED: 08/01/2017	Examination fee paid October 9th, 2020
2747P4026CIP2_KR	KOREA APPLICATION NO.: 10-2017-0085712 FILED: 07/06/2017	Examination filed 7/1/2020
2747P4026CIP2_MAL	MALAYSIA APPLICATION NO.: PI 2017000901 FILED: 06/14/2017	Request for Modified Substantive Examination : JUNE 15th, 2022
2747P4026CIP2_MX	MEXICO APPLICATION NO.: MX/A/2017/009896 FILED: 07/31/2017	PENDING
2747P4026CIP2_NZ	NZ APPLICATION NO.: 738969 FILED: 01/08/2018	PENDING
2747P4026CIP2_PH	PH APPLICATION NO.: 1-2017-000149 FILED: 05/05/2017	Response filed to OA 11/20/2020
2747P4026CIP2_RU	RUSSIA APPLICATION NO.: 2017119210 FILED: 06/08/2017	Renewal fee due by June 1st, 2021
2747P4026CIP2_THAI	THAI APPLICATION NO.: 1701004296 FILED: 08/01/2017	Examination Due Date February 21,2024
2747P4026CIP2_VN	VIETNAM APPLICATION NO.: 1/2017/02830 FILED: 07/24/2017	Grant Fees Paid 04/23/2021

P4241: Baby Bottle Nipple And Method Therein
DOCKET NO.:	APP. NO./DATE FILED	STATUS
2747P4241_AU	AU APPLICATION NO.: 2018200189 FILED: 01/10/2018	PENDING
2747P4241_EU	EU APPLICATION NO: 18158919.3 FILED: 02/27/2018	Response to OA filed 03/03/2021 Annuity due 02/28/2022
2747P4241_KR	KOREA APPLICATION NO.: 10-2018-0008666 FILED: 01/24/2018	Examination request filed 01/21/2021
2747P4241_MAL	MALAYSIA APPLICATION NO.: 2018000116 FILED: 01/26/2018	Substantive Examination : April 26th, 2023
2747P4241_MX	MX App No.: MX/A/2018/005426 Filed: 04/27/2018	PENDING
2747P4241_NZ	NZ APPLICATION NO.: 738969 FILED: 01/08/2018	PENDING
2747P4241_PH	PH APPLICATION NO.: 1-2018-000027 FILED: 01/29/2018	PENDING
2747P4241_SING	SINGAPORE APPLICATION NO.: 1020180041W FILED: 01/31/2018	Examination due October 28, 2021
2747P4241_THAI	THAI APPLICATION NO: 1801002320 FILED ON: 04/19/2018	Examination due February 21, 2024
2747P4241_TK	TK APPLICATION NO: 2018/04504 FILED ON :03/30/2018	PENDING
2747P4241_TW	Taiwan App. No.: 107100645 Filed on: 01/08/2018	Examination due February 21, 2024 - Estimated cost $1200.00
2747P4241_VN	VN APPLICATION NO: 1-2018-01829 FILED ON: 04/27/2018	Filed Examination 10/21/2020

Our controlling stockholders have significant influence over the Company.

As of the merger, the Company’s officers and directors own or control 60% of the outstanding common stock. As a result they will possess a significant influence over our affairs and may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as our officers and director retains a controlling interest.

19

Our current officers and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

There are as yet no written employment agreements, and our officers and directors may decide to award themselves salaries and other benefits. The Company does not have significant revenues, and there is no guarantee that have significant revenue in the near future. We will be unable to support any higher salaries or other benefits for management, which will cause us to cease operations.

We will likely need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders. Ultimately, this may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. In the near future we expect that we will need to raise funds, together with cash generated from operations and our current cash, cash equivalents and short-term investments to meet our working capital and capital expenditure requirements for the next one to three years.

If there is low consumer demand for our products, operating difficulties or other factors, many of which are beyond our control, which causes our revenues or cash flows from operations, if any, to decrease, we may be limited in our ability to spend the capital necessary to complete our development, marketing and growth programs. We will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis, each of which could have a material adverse effect on our results of operations and financial condition.

We depend on certain key employees and believe the loss of any of them would have a material adverse effect on our business.

We depend on the continued services of our management team, including Miaohong Hanson, President and Chief Executive Officer, Lili Fan, Secretary and Treasurer, Ting Wang, Chief Financial Officer and Donghai Shi, Executive Vice President, and Director and controlling shareholder. While we have no assurance that our current management will produce successful operations, the loss of such personnel could have an adverse effect on meeting our production and financial performance objectives. We have no assurance that we will not lose the services of these or other key personnel and may not be able to timely replace any personnel if we do lose their services.

We have not implemented various voluntary corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE, or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.

We have not yet adopted any of these other corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have only three directors. If we expand our board membership in future periods to include additional directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees are made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should consider our current lack of corporate governance measures in making their investment decisions.

20

We may be exposed to potential risks relating to our internal controls over financial reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. We are subject to the requirement of having our annual report contain management’s assessment of the effectiveness of the Company’s internal control over financial reporting. We are currently evaluating the effect that compliance with Section 404 will have on our consolidated operating results and financial condition, and the cash flow necessary to implement SOX 404, in order to allow our management to report on our internal controls.

We expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404. We are unable at this time to quantify the amount we will spend to develop the necessary documentation and testing required by SOX 404. If we do not have sufficient resources to fund the documentation and testing required by SOX 404, and to engage qualified staff or consultants to assist us with compliance issues as required in connection with our audits, we will not be able to fulfill our obligation publicly-reporting company and we may have difficulty attracting additional equity or debt financing, each of which could materially adversely affect our business.

We have adopted broad indemnification and liability limiting provisions for purposes of protecting our officers and directors.

We have adopted broad indemnification and liability limiting provisions regarding its officers and directors in our Articles of Incorporation and Bylaws. Stockholders will have only limited recourse against individual officers and directors as a result of these provisions.

We do not anticipate paying dividends to our stockholders in the near future, which may limit our ability to attract investments.

We do not anticipate paying dividends in the near term. We expect to retain income, if any, for working capital and investment needs. It is anticipated that any income received from operations will be devoted to future operations. The timing and payment of cash or other distributions, if any, will be left to the discretion of the Board of Directors.

Our articles of incorporation, bylaws and Florida Law contain provisions that could discourage an acquisition or change of control.

Our articles of incorporation authorize our board of directors to issue common stock without stockholder approval. We have not authorized nor issued any shares of preferred stock. If our board of directors elects to issue shares of preferred stock, it could be more difficult for a third party to acquire control of us. In addition, provisions of the articles of incorporation and bylaws could also make it more difficult for a third party to acquire control of us.

These statutory anti-takeover measures may have certain negative consequences, including an effect on the ability of the stockholders of the Company or other individuals to (i) change the composition of the incumbent board of directors; (ii) benefit from certain transactions which are opposed by the incumbent board of directors; and (iii) make a tender offer or attempt to gain control of the Company, even if such attempt were beneficial to the Company and our stockholders. Since such measures may also discourage the accumulations of large blocks of our common stock by purchasers whose objective is to seek control of our company or have such common stock repurchased by us or other persons at a premium, these measures could also depress the market price of our common stock. Accordingly, our stockholders may be deprived of certain opportunities to realize the “control premium” associated with take-over attempts.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

We have a limited number of personnel that are required to perform various roles and duties. Furthermore, we have one individual, our CEO who is responsible for monitoring and ensuring compliance with our internal control procedures. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures, but neither is an accountant. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the shareholders.

21

Risks Related to Our Common Stock.

There is no active public market for our stock and there may never be such a market.

There is no active public market for our stock, which means that even if an exemption from the Securities Act is available to an investor for the resale of our stock, there may be no one willing to buy it. Although we have a symbol (“PGID”) and we are quoted on OTC Markets Group, Inc. Pink, there is no active trading in our common stock. We cannot assure investors that a public market of our stock will ever materialize. Investors should be prepared to hold an investment in our stock indefinitely.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is, by definition, a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if a market develops for our stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market after the offering or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended July 31, 2020, and the nine months ended April 30, 2021, that appear elsewhere in this current report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 16 of this current report.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

22

Cash Requirements

Over the next 6 months we intend to carry on business to market, package and distribute our family-based products. We anticipate that we will incur the following operating expenses during this period:

Payroll: $182,000
Selling Expenses: $15,000
Professional Fees: $33,000
Insurance: $10,000
Engineering, Research & Development: $20,000
Inventory: $90,000
Patent: $15,000

We will require funds of approximately $365,000 over the next six months to operate our business. This capital will be used to build out infrastructure, purchase inventory, upgrade our website, accounting, legal and marketing expenses.

These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.

Our Company had a Stockholders’ Equity at July 31, 2020 of $1,743,758 as our assets exceeded our liabilities. The continuity of our future operations is dependent upon our ability to increase sales and brand awareness. These conditions raise substantial doubt about our ability to continue as a going concern. We intend to continue relying upon the issuance of equity securities to finance our operations. However there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable.

Our flagship product is the aMACEing Zero Leak Baby Bottle®, but it’s more than just another baby bottle; it’s our commitment to improving the precious feeding time that occurs between parent and child. To that end, we have settled for nothing less than making the bottle out of the safest plastics and forming the nipple from the safest silicon. The Zero Leak/Variable Flow nipple erases both the inconvenience of spills and the hazard of choking. It is the perfect companion for our Bottle Holder, which allows parents the convenience of feeding their baby while keeping their hands free. Our bottles, nipples, and holders are patented not just in the United States, but around the globe. Consumers all over the world can already buy our products.

Some of our other baby products include: the Baby Backseat Mirror, toddler toilet seats, organic skin care products, and more to come. With our Baby Backseat Mirror, a handy accessory for the car, parents can keep an eye on the children seated behind them without taking their eyes off the road. Our toddler toiler seats are a great tool for potty training your little one, and it was thoughtfully designed to best fit the shape of an actual toddler’s body. For mothers and babies alike, our line of skin care products includes an assortment of soap, oils, baby powder, disinfecting spray, and more.

The financial statement does not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

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RESULTS OF OPERATIONS OF MACE CORPORATION

Working Capital	July 31, 2020 $	July 31, 2019 $
Cash	102,286	413,182
Current Assets	989,006	1,319,661
Current Liabilities	32,776	198,738
Working Capital (Deficit)	956,230	1,120,923

Cash Flows	July 31, 2020 $	July 31, 2019 $
Cash Flows provided by (used in) Operating Activities	(398,362)	(618,553)
Cash Flows provided by Financing Activities	107,704	4,437
Cash Flows provided by Investing Activities	(20,239)	(10,794)
Net Increase (decrease) in Cash During Period	(310,897)	(624,910)

Results for the year ended July 31, 2020 compared to the year ended July 31, 2019

Operating Revenues

The Company received revenues of $374,242 and $99,741 for the years ended July 31, 2020 and 2019, respectively.

Cost of Revenues

The Company’s cost of revenues for the years ended July 31, 2020 and 2019 was $205,611 and $34,409, respectively.

Gross Profit

The Company received gross profits of $168,631 and $65,332 for the years ended July 31, 2020 and 2019, respectively.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, and legal and accounting expenses. For the year ended July 31, 2020, general and administrative expenses were $136,348 compared to $192,586 for the year ended 2019. The primary operating expenses for 2020 were for salary, payroll, professional services and general and administrative expenses.

Other Income (Expense)

The Company did not have any other income (expense) for the year ended July 31, 2020 and had $4,854 expense for the year ended July 31, 2019.

Net Income (loss)

The net loss for the year ended July 31, 2020, was $796,596 compared to $653,654 for the year ended July 31, 2019.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At July 31, 2020, the Company had total current assets of $989,006 compared to $1,319,661 at July 31, 2019. Current assets consisted primarily of cash, and inventory. At July 31, 2020, the Company had total current liabilities of $32,776 compared to $198,738 at July 31, 2019. Current liabilities consisted primarily of accounts payable and accrued liabilities. The decrease in our current liabilities was attributed to the decrease in customer deposits and loan from related party.

We had a positive working capital of $956,230 as of July 31, 2020.

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Cash flow from Operating Activities

During the year ended July 31, 2020, cash used in operating activities was $(398,362) compared to $(618,553) for the year ended July 31, 2019. The increase in the amounts of cash used in operating activities was primarily due to the increase in stock-based compensation of $387,000 and increase in inventory to $22,500.

Cash flow from Financing Activities

For the year ended July 31, 2020, cash provided by financing activity was $107,704 compared to $4,437 provided during the year ended July 31, 2019.

Results for the Quarter Ended April 30, 2021

Working Capital	April 30, 2021 $
Cash	26,154
Current Assets	922,868
Current Liabilities	33,247
Working Capital (Deficit)	889,621

Cash Flows	April 30, 2020 $
Cash Flows provided by (used in) Operating Activities	-
Cash Flows provided by Financing Activities	79,982
Cash Flows provided by Investing Activities	(44,297)
Net Increase (decrease) in Cash During Period	35,685

Results for the Nine Months Ended April 30, 2021

Operating Revenues

The Company received revenues of $54,290 for the nine months ended April 30, 2021.

Cost of Revenues

The Company’s cost of revenues for the nine months ended April 30, 2021 was $22,294.

Gross Profit

The Company received gross profits of $31,996 for the nine months ended April 30, 2021.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, and legal and accounting expenses. For the nine months ended April 30, 2021, general and administrative expenses were $71,846, amortization and impairment was $75,581 and salary and payroll costs were $83,486. The primary operating expenses for the nine months ended April 30, 2021 were $230,913 and were made up of salary, payroll, professional services and general and administrative expenses.

Other Income (Expense)

The Company had other income (expense) for the nine months April 30, 2021 of $21,043 of proceeds from government grants for the nine months ended April 30, 2021.

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Net Income (loss)

The net loss for the nine months ended April 30, 2021, was $198,917.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our audited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company is a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had Total Stockholders’ Equity at July 31, 2020, of $1,862,595 as its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of July 31, 2020, the Company has a net loss of $796,596, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

During the year ended July 31, 2020, Company has net cash used in operating activities of $398,362 as well as stock compensation non-cash expenses of $387,000 and a net loss of $796,596. The Company raised $107,704 from financing activities in the year ended July 31, 2020, which resulted in a positive working capital of $102,286 as of July 31, 2020. If the Company is unable to raise additional adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of selling our family and baby / infant related products.

Since inception, we have financed our cash flow requirements mainly through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Contractual Obligations

As a “smaller reporting company,” we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

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Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, our company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

Our company is in the development stage and has yet to realize revenues from operations. We recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Share-based Compensation

Our company follows the provisions of FASB Accounting Standards Codification (“ASC”) 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the year. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As our company has a loss for the years ended July 31, 2020, and 2019 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

Our company accounts for income taxes pursuant to ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Our company maintains a valuation allowance with respect to deferred tax assets. Our company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration our financial position and results of operations for the current year. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward year under the Federal tax laws. Changes in circumstances, such as our company generating taxable income, could cause a change in judgment about the realization of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

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Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Our company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts our company could realize in a current market exchange. As of July 31, 2020, and 2019, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

Our company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use. For the periods ended July 31, 2020, and 2019, no events or circumstances occurred for which an evaluation of the alternative future use of patent or intellectual property was required.

Impairment of Long-Lived Assets

Our company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the years ended July 31, 2020, and 2019, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Actual results could differ from those estimates made by management.

Description of Property

Our operations were previously conducted from an approximately 2,800 square foot office space at 9171 W Flamingo, Las Vegas, Nevada, U.S.A. We own the building. Located in the Flamingo Trails Professional Plaza, we can be contacted by phone at (702) 888-1798. We consider our current office space arrangements adequate and will reassess our needs based upon the future growth of the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 7, 2021, certain information regarding beneficial ownership of our common stock by:

•	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”
•	Each person known to us to beneficially own 5% or more of our common stock;
•	Each of our directors; and
•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 250,524,221 shares of the Company’s common stock outstanding on September 7, 2021.

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Beneficial Ownership(2)
Directors and Officers:
Miaohong Hanson, CEO & President	23,750,000	(3)	9.5%
Ting Wang, CFO	125,000		.05%
Dong Hai Shi, Executive Vice President	122,500,000		49%
Lili Fan, Secretary and Treasurer	3,295,000		1.3%
Ronaldo Panida, Director	1,266,500		.5%
Daniel Slater, Director	13,750		.005%
Jeff Rorick, Director	125,000		.05%
5% Shareholders
Edgardo Clores	46,060,682		18.4%
All executive officers and directors as a group (7 persons)	151,075,250		60%
(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based on 250,524,221 shares issued and outstanding.
(3)	Is controlled by 308 Sunny Ventures Series LLC, which is wholly owned by Miaohong Hanson.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of September 7, 2021:

As of September 7, 2021, We had ten-full-time employees, and no part-time employees. The directors and executive officers of the Company as of September 7, 2021, are as follows:

Name	Position	Age	Date of Appointment
Miaohong Hanson	CEO, President, Director	56	August 17, 2017
Dong Hai Shi	Executive Vice President, Director	57	August 17, 2017
Ting Wang	CFO	32	July 21, 2021
Lili Fan	Secretary and Treasurer	32	August 17, 2017
Ronaldo Panida	Director	59	August 17, 2017
Daniel Slater	Director	28	November 1, 2019
Jeff Rorick	Director	66	November 1, 2019

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Miaohong Hanson, President, CEO and Director, Age 56. Ms. Hanson has served as President and CEO of Mace Corporation from December 2015 to present. Ms. Hanson is also Chief Executive Officer of Peregrine Industries Inc. Ms. Hanson brings a wealth of knowledge in the field of business development, management, and all stages of product line development. She has managed companies in the United States and Asia. Ms. Hanson is also the Chairwoman of the Board of Directors of Mace Corporation and Peregrine Industries, Inc. Ms. Hanson was Chief Financial Officer and Vice President for J.C. Hanson & Associates, and was previously Vice President and Manager of Purchases, Sales, and Customer Service (South China) for Jiangxi Techmed Inkjet Co. Ltd. Ms. Hanson has studied Business Accounting at Arizona Western College and Business at Zhejiang University. Ms. Hanson is Las Vegas Branch Chairperson of the Zhejiang Chamber of Commerce of America, Chairperson of the Zhejiang Association of Las Vegas and Vice President of Asian Culture Alliance, as well as Administrative Vice Minister of the World of Traditional Culture Research Institute, SaiShang LuXi Academy of Art, World Federation of Literary Artist, American Branch. Ms. Hanson speaks fluent Chinese and English. Ms. Hanson was selected for the Board of Directors because of her general business experience and management knowledge of United States and Asian markets.

Dong Hai Shi, Executive Vice President and Director, Age 57. Dong Hai Shi has served as Executive V.P. of Mace Corporation from December 2015 to present. He is also the founder and chairman of Hong Kong WeChat Business E-Commerce Ltd and USA WeChat Business E-Commerce, Inc. He was founder and chairman of Shang Hai Tong Architectural Ltd., Shang Hai Ao Tong Property Management Inc., and Shang Hai Si Tong Construction Ltd. He was the president of his own construction company in Shang Hai from 2005 to 2009. He speaks fluent Chinese and some English. Mr. Shi was selected for the Board of Directors because of his general business experience, knowledge, contacts, and multiple businesses in Asia.

Ting Wang, Chief Financial Officer, Age 32. Ting Wang has served as Staff Accountant and Executive Assistant of Mace Corporation from September 2019 to the present and has served as The bookkeeper from July 2016 to September 2017. She is highly motivated, detail-oriented, and energetic with a strong work ethic, skilled in but not limited to accounts payable, accounts receivable, account reconciliations, payroll processing, and financial statements. Over the course of her 5-year career, she has developed a skill set directly relevant to her role, including working effectively as part of a team as well as independently, handling multiple tasks, and meet deadlines. She also is a Staff Accountant of Appliance Parts Center since February 2020. She is a fluent speaker, reader, and writer of English and Mandarin. She graduated with a Bachelor of Science degree in Accounting from University of Nevada, Las Vegas.

Lili Fan, Secretary and Treasurer, Age 32. Lili Fan has served as Secretary of Mace Corporation from October 2017 to the present and has served as Executive Assistant/Office Manager from April 2016 to October 2017. She is a detail-oriented professional who has been consistently praised as efficient by coworkers and management. Over the course of her 10-year career, she has developed a skill set directly relevant to the officer role, including executive support, operations management, and customer service. She has consistently demonstrated communication, teamwork, and management abilities in every aspect of her role at Mace Corporation. She was International Sales Manager/Raw Materials Purchaser of Zhe Jiang Wei Hao Inkjet Technology Co.; Ltd from 2014 to 2016. She is a fluent speaker, reader, and writer of English, Mandarin, and Cantonese. She graduated with a Bachelor of Science degree in Business Administration from W. P. Carey School of Business of Arizona State University.

Ronaldo Panida, Director, Age 59. Ronaldo Panida is and has been employed by Wal-Mart Vision Center as a Vision Center Manager, since 2016. He was previously a District Manager for the Optical Division in Reno, NV, Hawaii and Alaska. Duties were, Operations, Budgeting and Compliance. He attended Leeward College of University of Hawaii major in Liberal Arts. Attended Kenway School of Accounting and received a Diploma as a Fullcharge Accountant in Hawaii. Mr. Panida later became an Optical Technician in Hawaii and received a Refracting Optician Diploma. Mr. Panida is currently a Licensed Optician in both the state of Nevada and the state of Hawaii. He is certified in both American Board of Optician and National Contact Lens Certified. Mr. Panida was selected as a director because of his business experience in a retail environment.

Jeff Rorick, Director, Age 66. Jeff Rorick is an Information Systems professional with extensive experience in Retail Operations. He has been a Chief Information Officer and member of the Executive Committee since 2003. His core strength is in Applications Development with expertise in Supply Chain Management, Marketing and Store Systems. His key strengths include planning, team building, communication and decision making. He has maintained excellent relationships with members of senior management and was a key member involved in merger activities in both the grocery and drug sectors. Despite retiring at the end of 2014, he is still taking on consulting opportunities. He has completed two years of general education with emphasis on Accounting and Information Systems, and attended and sponsored numerous management, leadership and technical training programs.

Daniel Slater, Director, Age 28. Daniel Slater has handled a variety of tasks and processes during the almost two years he has been employed at Mace Corporation. Some of those activities include: preparation of stock certificates, managing out-of-office shipments, reviewing board resolutions, and responsibility for sales and reconciliations in the Mace accounting system. Prior to his employment, he has proven himself to be a diligent student, graduating from UNLV with a Bachelor of Science in Business Administration; Accounting degree in 2015, and again from UNLV with a Master of Science in Accounting degree in 2017.

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None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

Significant Employees

Other than the foregoing named officers and directors, we have no full-time employees whose services are materially significant to our business and operations who are employed at will by the Company.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended July 31, 2020, Forms 5 and any amendments thereto furnished to us with respect to the year ended July 31, 2020, and the representations made by the reporting persons to us, we believe that during the year ended July 31, 2020, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our sole director does not believe that it is necessary to have such committees because believes the functions of such committees can be adequately performed by the sole member of our board of directors.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended July 31, 2020 and 2019, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Miaohong Hanson, CEO, Pres, Director	2020	27,750	0	0	0	0	0	0	27,750
	2019	57,000	0	0	0	0	0	0	57,000
Dong Hai Shi	2020	0	0	0	0	0	0	0	0
E.V.P., Director	2019	0	0	0	0	0	0	0	0
Ting Wang	2020	0	0	0	0	0	0	0	0
CFO	2019	0	0	0	0	0	0	0	0
Lili Fan	2020	15,000	0	0	0	0	0	0	15,000
Secretary and Treasurer	2019	36,000	0	0	0	0	0	0	36,000
Ronaldo Panida	2020	0	0	0	0	0	0	0	0
Director	2019	0	0	0	0	0	0	0	0
Daniel Slater	2020	0	0	0	0	0	0	0	0
Director	2019	0	0	0	0	0	0	0	0
Jeff Rorick	2020	0	0	0	0	0	0	0	0
Director	2019	0	0	0	0	0	0	0	0

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Except for the following there are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended July 31, 2020.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Miaohong Hanson, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Miaohong Hanson collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Miaohong Hanson unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

On December 2, 2015, the Company entered into an instalment contract with Hong Kong WeChat Business E-Commerce Limited to sell to WeChat, which became a related party by virtue of the number of shares WeChat owned, 490,000,000 common shares at $0.01 per share. The payments were to be a minimum of $80,000 per month for twenty-four months with the balance due in one final payment. During the years ended July 31, 2018, 2017 and 2016 the Company issued, in fulfillment of its contract with Hong Kong WeChat, 134,000,000, 190,000,000 and 128,000,000 of its common shares at of $0.01 per share and received cash of $1,340,000, $1,900,000, and $1,280,000 and respectively.

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During the year ended July 31, 2016, the Company loaned $87,153 to a related party founder. The non-interest loan was repaid, by a cash payment of $36,000, assumption of $50,563 by a founder that has a receivable from the Company and a further cash payment of $590. The loan was collateralized by two vehicles.

Through July 31, 2018, the Company’s office and warehouse premises, was located at 3854 Schiff Dr., Las Vegas, Nevada, and was leased, on behalf of the Company, by a related party. The rent expense which totaled $40,065 for the year ended July 31, 2018, plus $10,493 at the year ended July 31, 2017, had been recorded as payable to the related party. The obligation to repay bore no interest or time frame. On July 31, 2019, the related party was owed $53,918 as the debt was reduced by his absorption of third-party receivable of $50,563. The $53,918.20 was repaid on October 2, 2019.

During the year ended July 31, 2020, the Company paid administrative overhead, in the amount of $14,097, for a publicly traded entity under common control and management. Total working capital advances through July 31, 2020 and 2019 to the same entity were $54,176 and $40,079.

Loan to Related Party

During fiscal year ended July 31, 2016, the Company advanced $87,153 to a related party consultant. $36,000 was repaid, by the consultant, in cash, during fiscal year ended July 31, 2017; $50,563 was repaid by netting it against a Company payable to a related party and reducing the subscription receivable accordingly; the remaining $590 was paid by cash during the 2018 fiscal year. The Company has no formal policy with regard to such future advances.

During the year ended July 31, 2020, the Company paid administrative overhead, in the amount of $14,097, for a publicly traded entity under common control and management. Total working capital advances through July 31, 2020 and 2019 to the same entity were $54,176 and $40,079.

Other than the aforementioned related party transactions, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are no other transactions involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended July 31, 2020, for our company.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of five (5) members. Miaohong Hanson, and Dong Hai Shi, do not qualify as independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. Ronaldo Panida, Daniel Slater, and Jeff Rorick qualify as Independent Director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

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Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the symbol PGID, an inter-dealer automated quotation system for equity securities not included on The NASDAQ Stock Market. While there is trading activity in the Company’s stock, the market is not particularly active. Quotation of the Company’s securities on the OTCQB limits the liquidity and price of the Company’s common stock more than if the Company’s shares of common stock were listed on The NASDAQ Stock Market or a national exchange. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	FISCAL YEAR ENDED JULY 31
	2020		2019
	HI	LOW	HI	LOW

October 31	$0.75	$0.75	$1.00	$1.00
January 31	0.51	0.51	1.00	1.00
April 30	0.20	0.20	0.30	0.30
July 31	0.26	0.26	0.31	0.31

(b) As of July 31, 2020, our shares of common stock were held by approximately 60 stockholders of record. The Company’s transfer agent is VStock Transfer, LLC.

(c) Dividends

We currently do not pay cash dividends on our common stock and have no plans to reinstate a dividend on our common stock.

(d) Sale of Unregistered Securities

On July 17, 2017, Peregrine Industries, Inc., issued a total of 22,477,843 of its restricted common shares, par value $0.0001, to Dolomite Holdings Ltd., the corporate parent and principal shareholder of the Registrant, at that time. The Shares were issued upon the conversion by Dolomite, effective July 14, 2017, of principal and accrued interest owed by the Registrant to Dolomite evidenced by convertible notes and other short-term debt in the aggregate amount of $443,718, representing all of the liabilities of the Registrant at its fiscal year-ended June 30, 2017. The fair value of the shares is determined to be the carrying value of the principal and accrued interest of $443,718 since Dolomite was related party. Therefore the settlement didn’t have any gain or loss.

The issuance of the Shares was made in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended and Regulation S promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

Effective July 21, 2017, Dolomite sold, transferred and assigned a total of 22,477,843 restricted shares of the Registrant’s common stock, par value $0.0001 that it acquired upon the conversion of all liabilities owed by the Registrant to Dolomite, to four persons, none of whom were affiliated with the Registrant or with Dolomite. The 22,477,843 Shares represented in excess of 97% of the Registrant’s total issued and outstanding Shares at July 21, 2017, resulting in a change of control of the Company.

(e) Equity Compensation Plans

We have no equity compensation plans.

Rule 144 Shares

In general, under Rule 144, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock for at least six months would be entitled to sell them without restriction, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is an affiliate and who has beneficially owned shares of a company’s common stock for at least six months, subject to the continued availability of current public information about us, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	one percent of the number of shares of our company’s common stock then outstanding, which, in our case, will equal approximately 2,730,000 shares as of the date of this Current Report on Form 8-K; or

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Rule 144 is not available for either a reporting or non-reporting shell company, as defined under Rule 405 of the Securities Act, unless our company: has ceased to be a shell company; is subject to the Exchange Act reporting obligations; has filed all required Exchange Act reports during the preceding twelve months; and at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Dividends

The Company has not declared, or paid, any cash dividends since inception and does not anticipate declaring or paying a cash dividend for the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

Stock Transfer Agent

The Company’s new stock transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11516.

Share Purchase Warrants

None.

Indemnification of Directors and Officers

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

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The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares were issued pursuant to the exemption from registration found in Regulation D, Regulation S and through Section 4(2) promulgated under the Securities Act of 1933, as amended.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2017, the Board of Directors of Peregrine Industries (the “Company”) approved a change in the fiscal year end from June 30 to July 31, effective the fiscal year commencing on July 1, 2019. The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for previous periods. However, the change will impact the prior year comparability of each of the fiscal quarters and annual period in 2020 in future filings. The Company believes this change will provide benefits, including aligning its reporting periods to be consistent with an intended merger with an operating company.

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Since the change in the Company’s year-end is from the last day of the month ended June 30 and the new fiscal year-end will be within one month, the new fiscal year will commence with the end of the old fiscal year, and because the change is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or 15d-10, a transition report is not required to be filed on Form 10-K for the month ending July 31, 2019. The first interim report of fiscal 2020 is for the quarter ending October 31, 2019.

Item 5.06 Change in Shell Company Status.

As a result of the consummation of the Merger in Item 1.01 and the additions of business operations described in this Current Report on Form 8-K, we believe that we are no longer a “shell company,” as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

- Audited Financial Statements of Mace Corporation – filed herewith.

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing
3.1	Articles of Merger Filed August 3, 2021 with the Florida Secretary of State	Filed herewith.
10.01	Plan and Agreement of Merger by and between the Company and MACE Corporation.	Filed herewith.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE INDUSTRIES, INC.

By:	/s/ Miaohong Hanson

Title:	Chief Executive Officer, President, Director

Dated: September 17, 2021

/s/ Dong Hai Shi	September 17, 2021
Thomas Hemingway, Executive Vice President, Director	Date

/s/ Ting Wang	September 17, 2021
Ting Wang, Chief Financial Officer	Date

/s/ Lili Fan	September 17, 2021
Lili Fan, Secretary and Treasurer	Date

/s/ Ronaldo Panida	September 17, 2021
Ronaldo Panida, Director	Date

/s/ Daniel Slater	September 17, 2021
Daniel Slater, Director	Date

/s/ Jeff Rorick	September 17, 2021
Jeff Rorick, Director	Date

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Peregrine Industries, Inc.

(d/b/a Mace Corporation)

FOR THE YEARS ENDED July 31, 2020 and 2019

42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Mace Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mace Corporation (the “Company”) as of as of July 31, 2020 and 2019, the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the two years in the period ended July 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended July 31, 2020, in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2020.

Lakewood, CO

March 2, 2021

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Mace Corporation
Balance Sheets
	July 31
	2020	2019
Assets
Current assets
Cash and cash equivalents	$102,286	$413,182
Accounts receivable	34,805	4,457
Inventory	785,500	808,000
Loan to related party	54,176	40,079
Prepaid expenses and other current assets	12,239	53,943
Total current assets	989,006	1,319,661

Long term assets
Office furniture and equipment - net	1,128	3,608
Production equipment - net	29,075	41,601
Land	62,307	62,307
Patents - cost	276,196	255,957
Production molds - net	111,807	181,215
Building and building improvements- net	393,076	410,933
Total long term assets	873,589	955,621

Total assets	$1,862,595	$2,275,282

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$32,730	$37,391
Customer deposits	46	107,430
Loan from related party	-	53,918
Total current liabilities	32,776	198,738

Commitments and contingencies
Cares Act Payment Protection Program	76,061	-
SBA Economic Injury Disaster Loan	10,000	-
	86,061	-
Stockholders' equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 914,624,292 and 900,507,992 shares issued and outstanding as of July 31, 2020 and 2019 respectively	91,462	90,050
Additional paid in capital	5,193,344	4,730,944
Accumulated deficit	(3,541,048)	(2,744,451)
Total stockholders' equity	1,743,758	2,076,543

Total liabilities and stockholders' equity	$1,862,595	$2,275,282

see accompanying notes which are an integral part of these audited financial statements

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Mace Corporation
Statement of Operations
	For the Years Ended
	July 31
	2020	2019

Revenue, net	$374,242	$99,741

Cost of sales
Product cost	205,611	34,409
Cost of sales	205,611	34,409

Gross profit	168,631	65,332

Operating expenses
Amortization and impairment	102,270	104,779
General and administrative expenses	136,348	192,586
Rent expense	-	6,808
Research and development	-	103,166
Salary and payroll costs	726,609	316,501
Total operating expenses	965,227	723,840

Loss from operations	(796,596)	(658,508)

Other income
Excess proceeds from disposal of long term asset	-	4,854
Total other income	-	4,854

Net loss for the year	$(796,596)	$(653,654)
Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average shares outstanding
Basic and diluted	907,206,710	900,384,762

see accompanying notes which are an integral part of these audited financial statements

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Mace Corporation
Statements of Stockholders' Equity
For the Years Ended July 31, 2020 and 2019

	Common Shares	Par Value	Additional Paid in Capital	Accumulated Deficit	Total Equity

Balances as of July 31, 2018	899,904,272	$89,990	$4,724,967	$(2,090,798)	$2,724,159

Common shares issued for services	160,000	$16	$1,584	-	$1,600
Common shares issued for cash	443,700	$44	$4,393	-	$4,437
Loss for the year ended July 31, 2019	-	$-	$-	$(653,654)	$(653,654)

Balances as of July 31, 2019	900,507,972	$90,050	$4,730,944	$(2,744,452)	$2,076,542

Common shares issued to founder	12,500,000	1,250		-	1,250
Common shares issued for services	1,935,000	194	386,806	-	387,000
Common shares issued for cash	125,000	13	24,988	-	25,000
Assumption of founder debt			50,563	-	50,563
Cancelation of common shares	(443,700)	(44)	(4,393)	-	(4,437)
Cash contributed by investor	-	-	4,437	-	4,437
Loss for the year ended July 31, 2020	-	-	-	(796,596)	(796,596)

Balances as of July 31, 2020	914,624,272	$91,462	$5,193,344	$(3,541,048)	$1,743,758

see accompanying notes which are an integral part of these audited financial statements

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Mace Corporation
Statements of Cash Flow
	For the Years Ended
	July 31
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(796,596)	$(653,654)
Adjustments to reconcile net income (loss) to
net cash used in used in operating activities
Common stock issued for services	387,000	1,600
Common stock issued to founder	1,250	-
Depreciation	102,270	104,779
Gain on disposal of fixed asset	-	(4,854)
Rent expenses paid directly by related party loan	-	3,360
Changes in operating assets and liabilities
Increase in related party account receivable	(30,347)	(4,457)
Increase in related party loan receivable	(14,097)	(18,740)
Decrease (increase) in inventory	22,500	(50,478)
Decrease (increase) in prepaid expenses and other current assets	41,704	(17,183)
Decrease (increase) in customer deposit	(107,384)	67,300
Increase in accounts payable and accrued expenses	(4,661)	(46,227)
Cash provided by (used in) operating activities	(398,362)	(618,553)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used for acquisition of equipment	-	23,015
Cash used to acquire patents	(20,239)	(33,809)
Cash used in investing activities	(20,239)	(10,794)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	(3,357)	-
Proceeds from sale of common stock	25,000	4,437
Proceeds form SBA Payroll Protection Plan	86,061	-
Cash flows provided by financing activities	107,704	4,437

NET (DECREASE) INCREASE IN CASH	(310,897)	(624,910)
Cash at beginning of year	413,182	1,038,092
Cash at end of year	$102,286	$413,182

see accompanying notes which are an integral part of these audited financial statements

47

Mace Corporation Financial Notes for the years ended July 31, 2020 and 2019

NOTE 1 - ORGANIZATION AND OPERATIONS

The Company was incorporated, as Mace Corporation., on September 17, 2014, under the laws of the State of Nevada. Mace has created some next generation baby products. Our inventions such as the “Leak Resistant Nipple” will aid in keeping your baby dry and comfortable. The “Bottle Holder” will help parents feed the baby hands-free. Mace Corporation has undertaken to implement its business plan through a network of distributors providing Mace products to local, regional and national customers.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of Mace Corporation is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains its cash in United States’ dollars in United States’ bank accounts which balances, may exceed the federal insured limit of $250,000.

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

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The Company generates revenue from the sale of items used for the care of babies. Although the Company plans to sell, its products through distributors, the bulk of current revenue is derived through internet and social media venues. Revenue is recognized upon delivery of services and when the Company has the right to invoice the customer using the allowable practical expedient under ASC 606-10-55-18 since the right to invoice the customer corresponds with the performance obligations completed. Revenue is recognized when obligations under the terms of a contract with the Company’s customers are satisfied. Satisfaction of contract terms occurs when shipping is performed, and the customers assume risk of loss. The amount of consideration the Company expects to receive consists of the sales price adjusted for any incentives if applicable. In applying judgment, the Company considered customer expectations of performance, materiality and the core principles of ASC Topic 606. The Company’s performance obligations are generally transferred to the customer at a point in time. The Company’s contracts with customers generally do not include any variable consideration.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Accounts receivable as of July 31, 2020 and 2019 were $34,805 and $4,477, net of allowance for doubtful accounts of $0 and $0, respectively. respectively. An allowance for doubtful accounts will be provided for those accounts receivable considered to be uncollectable based on historical experience and management’s evaluation of outstanding accounts receivable at the end of the period. Management has reviewed the current accounts receivable and has concluded that no allowance was necessary as of July 31, 2020 nor 2019. Bad debts will be written off against the allowance when identified.

Inventory

As at July 31, 2020 and 2019 respectively the Company had $785,500 and $808,000 worth of inventory, stated at the lower of cost or market, valued on an average cost basis. The inventory is reviewed at least quarterly and adjusted for obsolescence and discrepancies. Managements’ evaluation was that there was no impairment required on July 31, 2020.

Loan to Related Party

During fiscal year ended July 31, 2016, the Company advanced $87,153 to a related party consultant. $36,000 was repaid, by the consultant, in cash, during fiscal year ended July 31, 2017; $50,563 was repaid by netting it against a Company payable to a related party and reducing the subscription receivable accordingly; the remaining $590 was paid by cash during the 2018 fiscal year. The Company has no formal policy with regard to such future advances.

During the year ended July 31, 2020, the Company paid administrative overhead, in the amount of $14,097, for a publicly traded entity under common control and management. Total working capital advances through July 31, 2020 and 2019 to the same entity were $54,176 and $40,079.

Prepaid Expenses and Product Deposits

Prepaid expenses, totaling $12,239 at July 31, 2020 and $53,943 at July 31, 2019, consist of cash paid in advance for services to be provided. The Company outsources all of the manufacturing processes and has paid deposits, of $6,000 and $50,892, respectively, to its manufacturers at July 31, 2020 and 2019. During that same time period the Company paid 6,241 and $3,051 for prepaid services.

Property and Equipment

Property and equipment consists primarily of office furniture and equipment stated at original cost less accumulated depreciation. Depreciation is calculated using the straight-line method based on the estimated useful life of the underlying asset, generally three to five years. Expenditures for repairs and maintenance are expensed as incurred.

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Production Molds

The building of production molds is outsourced to specialists and is recorded at the total cost to acquire each. The molds are built to specifications that include the number of parts anticipated to be produced. The cost of the mold is depreciated on a straight-line basis over 5 years. Cost of repairs and maintenance will be expensed as incurred. The value of each mold is reviewed quarterly and will be impaired, when necessary, based on managements’ valuation of the molds continuing viability. Depreciation of $69,408 was recorded for each of the years ended July 31, 2020 and 2019, respectively.

Patents

Patent costs consist of the legal fees paid to prepare, file and process the patent applications. Patents will be amortized, utilizing the straight-line method, over the useful life of the patent and will be reviewed quarterly to determine if impairment is required. Research and development are not included in the cost of patents, and, are expensed as incurred.

Land and Building

On September 27, 2017, the Company purchased property consisting of land and building at a total cost of $502,474, allocating $440,167 to the building and $62,307 to land. The building has been built out to serve as the Company’s office headquarters. The building is being depreciated on a straight-line basis over 25 years.

Related Parties

The Company accounts for all transactions and balances with related parties in accordance with ASC 850, “Related Party Disclosures”.

Loss per Share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities included in the calculation as their effect was antidilutive.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of July 31, 2018, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

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The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of July 31, 2020 and 2019, no income tax expense has been incurred.

Share-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718 Compensation—Stock Compensation. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.

Fair Value Measurement

The Company adopted FASB 820 – Fair Value Measurement and Disclosures, or ASC 820, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The Company did not have any Level 2 or Level 3 assets or liabilities as of July 31, 2020.

Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through the date of this report and believes that none of them will have a material effect on the company’s financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception the Company has been engaged, substantially, in developing its business plan and products. As shown in the financial statements, during the years ended July 31, 2020 and 2019, the Company incurred net losses of $796,596 and $653,654 and as of the same dates had accumulated deficits of $3,541,048 and $2,744,451. The Company has sufficient cash on hand to support current operations through July 2021. If the Company is unable to generate revenue, after that and is unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

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The financial statements do not include any adjustment relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is taking steps to provide the necessary capital to continue its operations. These steps include but are not limited to: 1) raising additional equity financing; 2) developing the business model to generate sales.

NOTE 4 - RELATED PARTY TRANSACTIONS

On December 2, 2015, the Company entered into an instalment contract with Hong Kong WeChat Business E-Commerce Limited to sell to WeChat, which became a related party by virtue of the number of shares WeChat owned, 490,000,000 common shares at $0.01 per share. The payments were to be a minimum of $80,000 per month for twenty-four months with the balance due in one final payment. During the years ended July 31, 2018, 2017 and 2016 the Company issued, in fulfillment of its contract with Hong Kong WeChat, 134,000,000, 190,000,000 and 128,000,000 of its common shares at of $0.01 per share and received cash of $1,340,000, $1,900,000, and $1,280,000 and respectively.

During the year ended July 31, 2016, the Company loaned $87,153 to a related party founder. The non-interest loan was repaid, by a cash payment of $36,000, assumption of $50,563 by a founder that has a receivable from the Company and a further cash payment of $590. The loan was collateralized by two vehicles.

Through July 31, 2018, the Company’s office and warehouse premises, was located at 3854 Schiff Dr., Las Vegas, Nevada, and was leased, on behalf of the Company, by a related party. The rent expense which totaled $40,065 for the year ended July 31, 2018, plus $10,493 at the year ended July 31, 2017, had been recorded as payable to the related party. The obligation to repay bore no interest or time frame. On July 31, 2019, the related party was owed $53,918 as the debt was reduced by his absorption of third-party receivable of $50,563. The $53,918.20 was repaid on October 2, 2019.

NOTE 5 - INCOME TAXES

The total net operating loss carryover as of July 31, 2020, is estimated to be $3,146,935 and was $2,738,588 as of July 31, 2019. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forward for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forward may be limited as to its use in future years.

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	July 31
	2020	2019

Operating loss	$3,146,935	$2,738,588

Deferred tax benefit	660,856	575,104
Valuation allowance	(660,856)	(575,104)

Net deferred tax asset	$-	$-

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NOTE 6 – PAYCHECK PROTECTION PROGRAM

On March 27, 2020, the U.S. federal government enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which includes provision for a Paycheck Protection Program (“PPP”) administered by the U.S. Small Business Administration (“SBA”). The PPP allows qualifying businesses to borrow up to $10 million calculated based on qualifying payroll costs. The loan is guaranteed by the federal government and does not require collateral. On May 4, 2020, the Company accepted a Bank of America PPP Loan, in the amount of $76,061. The PPP Loan matures on April 30, 2022 and bears interest at a rate of 1.0% per annum, unless forgiven. Monthly amortized principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan funds were received on May 4, 2020. The PPP Loan contains events of default and other provisions customary for a loan of this type. The PPP provides that (1) the use of PPP Loan amount shall be limited to certain qualifying expenses, (2) 100 percent of the principal amount of the loan is guaranteed by the SBA and (3) an amount up to the full principal amount may qualify for loan forgiveness in accordance with the terms of CARES. As of July 31, 2020, the Company was in full compliance with all covenants with respect to the PPP Loan. The Company expects to use the full proceeds of the PPP loan in accordance with the provisions of CARES. As of July 31, 2020, the balance of the PPP Loan was $76,061, which does not include accrued interest, from the date of the advance on May 4, 2020. We are communicating with Bank of America on the PPP Loan Forgiveness Application and expect full forgiveness as we have met all stated requirements.

NOTE 7 - STOCKHOLDERS’ EQUITY

As of July 31, 2020, there were 1,000,000,000 shares of common stock authorized having a par value of $0.0001 per share and there were 914,624,292 issued and outstanding and an accumulated deficit of $3,541,048.

Common Stock

During the year ended July 31, 2019, the Company issued 160,000 common restricted shares to four individuals for services provided, recorded at a cost of $1,600 and issued 443,700 common restricted shares for cash of $4,437.

On January 28, 2020, the Company sold, for cash, 125,000 common restricted shares to an investor, recorded at a cost of $0. 20 per share.

On February 3, 2020, the Company issued 12,500,000 common restricted shares to a founder, recorded, at a cost of $0.0001 per share.

On February 3, 2020, the Company issued 1,935,000 common restricted shares to six service providers, recorded at a cost of $0.20 per share.

NOTE 8 – COVID 19

The 2019 novel coronavirus (COVID-19) pandemic and responses to this crisis, including actions taken by federal, state and local governments, have had an impact on the operations of the company, including, without limitation, the following: reduced staffing due to employee suspected conditions and social distancing measures; constraints on productivity; management and staff non-essential business-related travel was constrained due to stay-at-home orders; most employees have shifted to remote work resulting in loss of productivity; consumers visiting dispensaries operated under license impacted by stay-at-home orders Management has made reasonable alternative arrangements, including attempts to render meetings and other workflow processes more efficient despite remote work; however, these have had limited success as at-home working conditions differ and certain employees roles are not amenable to work from home. Management continues to monitor the COVID-19 pandemic situation and federal, state and local recommendations and will provide updates as appropriate.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated events that have occurred after the balance sheet and through the date the financial statements were issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed below.

On February 24, the company received approval from SBA for the full forgiveness amount on Paycheck Protection Program (PPP) loan.

53

Peregrine Industries, Inc.

(d/b/a Mace Corporation)

FOR THE QUARTER ENDED APRIL 30, 2021

54

Mace Corporation
Balance Sheet
(unaudited)
April 30
2021
Assets
Current assets
Cash and cash equivalents	$26,154
Accounts receivable	29,192
Inventory	790,511
Loan to related party	65,754
Prepaid expenses and other current assets	11,257
Total current assets	922,868

Long term assets
Production equipment - net	21,883
Land	62,307
Patents and trademarks - cost	306,494
Production molds - net	71,751
Building and building improvements- net	379,871
Total long term assets	842,306

Total assets	$1,765,174

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$33,247
Customer deposits	-
Loan from related party	-
Total current liabilities	33,247

Commitments and contingencies
Cares Act Payment Protection Program	76,061
SBA Economic Injury Disaster Loan	89,982
166,043
Stockholders' equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 914,624,292 and 900,507,992 shares issued and outstanding as of July 31, 2020 and 2019 respectively	91,462
Additional paid in capital	5,193,344
Accumulated deficit	(3,718,922)
Total stockholders' equity	1,565,884

Total liabilities and stockholders' equity	$1,765,174

(see accompanying notes which are an integral part of these audited financial statements)

55

Mace Corporation
Statement of Operations
(unaudited)
For the Nine Months
Ended
April 30, 2021

Revenue, net	$54,290

Cost of sales
Product cost	22,294
Cost of sales	22,294

Gross profit	31,996

Operating expenses
Amortization and impairment	75,581
General and administrative expenses	71,846
Salary and payroll costs	83,486
Total operating expenses	230,913

Loss from operations	(198,917)

Other income
Proceeds from government grants	21,043
Total other income	21,043

Net loss for the year	$(177,874)
Basic and diluted loss per share	$(0.00)

Weighted average shares outstanding
Basic and diluted	914,624,272

(see accompanying notes which are an integral part of these audited financial statements)

56

Mace Corporation
Statements of Stockholders' Equity
For the Nine Months Ended April 30, 2021

	Common Shares	Par Value	Additional Paid in Capital	Accumulated Deficit	Total Equity

Balances as of July 31, 2019	900,507,972	$90,050	$4,730,944	$(2,744,451)	$2,076,543

Common shares issued to founder	12,500,000	1,250		-	1,250
Common shares issued for services	1,935,000	194	386,806	-	387,000
Common shares issued for cash	125,000	13	24,988	-	25,000
Assumption of founder debt			50,563	-	50,563
Cancelation of common shares	(443,700)	(44)	(4,393)	-	(4,437)
Cash contributed by investor	-	-	4,437	-	4,437
Loss for the year ended July 31, 2020	-	-	-	(796,596)	(796,596)

Balances as of July 31, 2020	914,624,272	$91,462	$5,193,344	$(3,541,047)	$1,743,759
Loss for the nine months ended April 30, 2021	-	-	-	(177,874)	(177,874)

Balances, April 30, 2021	914,624,272	$91,462	$5,193,344	$(3,718,921)	$1,565,885

see accompanying notes which are an integral part of these audited financial statements

57

Mace Corporation
Statements of Cash Flow
For the Nine Months Ended
April 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(177,874)
Adjustments to reconcile net income (loss) to net cash used in used in operating activities
Depreciation	75,581
Changes in operating assets and liabilities
Increase in related party account receivable	5,612
Increase in related party loan receivable	(11,578)
Decrease (increase) in inventory	(5,011)
Decrease (increase) in prepaid expenses and other current assets	982
Decrease (increase) in customer deposit	(46)
Increase in accounts payable and accrued expenses	517
Cash provided by (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used for acquisition of equipment	(2,000)
Cash used to acquire molds	(12,000)
Cash used to acquire patents	(30,297)
Cash used in investing activities	(44,297)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds form Government Protection Plans	79,982
Cash flows provided by financing activities	79,982

NET (DECREASE) INCREASE IN CASH	35,685
Cash at beginning of year	102,286
Cash at end of year	$137,970

see accompanying notes which are an integral part of these audited financial statements

58

NOTE 1 - ORGANIZATION AND OPERATIONS

The Company was incorporated, as Mace Corporation., on September 17, 2014, under the laws of the State of Nevada. Mace has created some next generation baby products. Our inventions such as the “Leak Resistant Nipple” will aid in keeping your baby dry and comfortable. The “Bottle Holder” will help parents feed the baby hands-free. Mace Corporation has undertaken to implement its business plan through a network of distributors providing Mace products to local, regional and national customers.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of Mace Corporation is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

In September 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and observer comments;” The amendments in ASU No. 2017-13 amends the earlier adoption date option for certain companies related to the adoption of ASU No. 2014-09 and ASU 2016-02. The effective date is the same as the effective date and transition requirements for the amendments for ASU 2014-09 and ASU 2016-02.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Further, the lease requires a finance lease to recognize both an interest expense and an amortization of the associated expense. Operating leases generally recognize the associated expense on a straight-line basis. ASU 2016-02 requires the Company to adopt the standard using a modified retrospective approach and adoption beginning on January 1, 2019.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains its cash in United States’ dollars in United States’ bank accounts which balances, may exceed the federal insured limit of $250,000.

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

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The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

The Company generates revenue from the sale of items used for the care of babies. Although the Company plans to sell, its products through distributors, the bulk of current revenue is derived through internet and social media venues. Revenue is recognized upon delivery of services and when the Company has the right to invoice the customer using the allowable practical expedient under ASC 606-10-55-18 since the right to invoice the customer corresponds with the performance obligations completed. Revenue is recognized when obligations under the terms of a contract with the Company’s customers are satisfied. Satisfaction of contract terms occurs when shipping is performed, and the customers assume risk of loss. The amount of consideration the Company expects to receive consists of the sales price adjusted for any incentives if applicable. In applying judgment, the Company considered customer expectations of performance, materiality and the core principles of ASC Topic 606. The Company’s performance obligations are generally transferred to the customer at a point in time. The Company’s contracts with customers generally do not include any variable consideration.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Revenue is derived from the sale of the “baby items” invented by the Company. Revenue through April 30, 2021, is minimal as the Company is in its infancy and has been focused on product development, manufacturing and the creation of a distributorship network.

Revenue is recognized when persuasive evidence of an arrangement exists, pricing is fixed and determinable, collection is reasonably assured and delivery or performance of service has occurred. Customer prepayments are reflected as deferred revenue as long as there is persuasive evidence that the purchased product will be shipped within a reasonable time.

The Company recognizes revenue when it is realized or realizable and earned. Product sales are recognized upon delivery of the products.

The Company must meet all of the following four criteria in order to recognize revenue:

•	Persuasive evidence of an arrangement exists
•	Delivery has occurred
•	The sales price is fixed or determinable
•	Collection is reasonably assured

Payments received in advance of satisfaction of the relevant criteria for revenue recognition are recorded as advances from customers.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Accounts receivable as of April 30, 2021 were $29,192. An allowance for doubtful accounts will be provided for those accounts receivable considered to be uncollectable based on historical experience and management’s evaluation of outstanding accounts receivable at the end of the period. Management has reviewed the current accounts receivable and has concluded that no allowance was necessary as of April 30, 2021. Bad debts will be written off against the allowance when identified.

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Inventory

On April 30, 2021, the Company had $790,511 worth of inventory, stated at the lower of cost or market, valued on an average cost basis. The inventory is reviewed at least quarterly and adjusted for obsolescence and discrepancies. Managements’ evaluation was that there was no impairment required on April 30, 2021.

Loan to Related Party

During fiscal year ended July 31, 2016, the Company advanced $87,153 to a related party consultant. $36,000 was repaid, by the consultant, in cash, during fiscal year ended July 31, 2017; $50,563 was repaid by netting it against a Company payable to a related party and reducing the subscription receivable accordingly; the remaining $590 was paid by cash during the 2018 fiscal year. The Company has no formal policy with regard to such future advances.

During the year ended July 31, 2020, the Company paid administrative overhead, in the amount of $14,097, for a publicly traded entity under common control and management. Total working capital advances through July 31, 2020 and 2019 to the same entity were $54,176 and $40,079.

Prepaid Expenses and Product Deposits

Prepaid expenses, totaling $11,257 at April 30, 2021 consist of cash paid in advance for services to be provided.

Property and Equipment

Property and equipment consists primarily of office furniture and equipment stated at original cost less accumulated depreciation. Depreciation is calculated using the straight-line method based on the estimated useful life of the underlying asset, generally three to five years. Expenditures for repairs and maintenance are expensed as incurred.

Production Molds

The building of production molds is outsourced to specialists and is recorded at the total cost to acquire each. The molds are built to specifications that include the number of parts anticipated to be produced. The cost of the mold is depreciated on a straight-line basis over 5 years. Cost of repairs and maintenance will be expensed as incurred. The value of each mold is reviewed quarterly and will be impaired, when necessary, based on managements’ valuation of the molds continuing viability. Depreciation of $52,056 was recorded for the nine months ended April 30, 2021.

Patents

Patent costs consist of the legal fees paid to prepare, file and process the patent applications. Patents will be amortized, utilizing the straight-line method, over the useful life of the patent and will be reviewed quarterly to determine if impairment is required. Research and development are not included in the cost of patents, and, are expensed as incurred.

Land and Building

On September 27, 2017, the Company purchased property consisting of land and building at a total cost of $502,474, allocating $440,167 to the building and $62,307 to land. The building has been built out to serve as the Company’s office headquarters. The building is being depreciated on a straight-line basis over 25 years.

Related Parties

The Company accounts for all transactions and balances with related parties in accordance with ASC 850, “Related Party Disclosures”.

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Loss per Share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities included in the calculation as their effect was antidilutive.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of July 31, 2018, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of April 30, 2021, no income tax expense has been incurred.

Share-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718 Compensation—Stock Compensation. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.

Fair Value Measurement

The Company adopted FASB 820 – Fair Value Measurement and Disclosures, or ASC 820, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results but did expand certain disclosures.

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ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The Company did not have any Level 2 or Level 3 assets or liabilities as of July 31, 2020.

Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through the date of this report and believes that none of them will have a material effect on the company’s financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception the Company has been engaged, substantially, in developing its business plan and products. As shown in the financial statements, during the nine months ended April 30, 2021, the Company incurred a net losses of $177,874 and as of the same date had an accumulated deficit of $3,718,922. The Company has sufficient cash on hand to support current operations through July 2022. If the Company is unable to generate revenue, after that and is unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The financial statements do not include any adjustment relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is taking steps to provide the necessary capital to continue its operations. These steps include but are not limited to: 1) raising additional equity financing; 2) developing the business model to generate sales.

NOTE 4 - RELATED PARTY TRANSACTIONS

On December 2, 2015, the Company entered into an instalment contract with Hong Kong WeChat Business E-Commerce Limited to sell to WeChat, which became a related party by virtue of the number of shares WeChat owned, 490,000,000 common shares at $0.01 per share. The payments were to be a minimum of $80,000 per month for twenty-four months with the balance due in one final payment. During the years ended July 31, 2018, 2017 and 2016 the Company issued, in fulfillment of its contract with Hong Kong WeChat, 134,000,000, 190,000,000 and 128,000,000 of its common shares at of $0.01 per share and received cash of $1,340,000, $1,900,000, and $1,280,000 and respectively.

During the year ended July 31, 2016, the Company loaned $87,153 to a related party founder. The non-interest loan was repaid, by a cash payment of $36,000, assumption of $50,563 by a founder that has a receivable from the Company and a further cash payment of $590. The loan was collateralized by two vehicles.

Through July 31, 2018, the Company’s office and warehouse premises, was located at 3854 Schiff Dr., Las Vegas, Nevada, and was leased, on behalf of the Company, by a related party. The rent expense which totaled $40,065 for the year ended July 31, 2018, plus $10,493 at the year ended July 31, 2017, had been recorded as payable to the related party. The obligation to repay bore no interest or time frame. On July 31, 2019, the related party was owed $53,918 as the debt was reduced by his absorption of third-party receivable of $50,563. The $53,918.20 was repaid on October 2, 2019.

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NOTE 5 - INCOME TAXES

The total net operating loss carryover as of July 31, 2020, is estimated to be $3,146,935 and was $2,738,588 as of July 31, 2019. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forward for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forward may be limited as to its use in future years.

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	July 31
	2020	2019

Operating loss	$3,146,935	$2,738,588

Deferred tax benefit	660,856	575,104
Valuation allowance	(660,856)	(575,104)

Net deferred tax asset	$-	$-

NOTE 6 – PAYCHECK PROTECTION PROGRAM

On March 27, 2020, the U.S. federal government enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which includes provision for a Paycheck Protection Program (“PPP”) administered by the U.S. Small Business Administration (“SBA”). The PPP allows qualifying businesses to borrow up to $10 million calculated based on qualifying payroll costs. The loan is guaranteed by the federal government and does not require collateral. On May 4, 2020, the Company accepted a Bank of America PPP Loan, in the amount of $76,061. The PPP Loan matures on April 30, 2022, and bears interest at a rate of 1.0% per annum, unless forgiven. Monthly amortized principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan funds were received on May 4, 2020. The PPP Loan contains events of default and other provisions customary for a loan of this type. The PPP provides that (1) the use of PPP Loan amount shall be limited to certain qualifying expenses, (2) 100 percent of the principal amount of the loan is guaranteed by the SBA and (3) an amount up to the full principal amount may qualify for loan forgiveness in accordance with the terms of CARES. As of July 31, 2020, the Company was in full compliance with all covenants with respect to the PPP Loan. The Company expects to use the full proceeds of the PPP loan in accordance with the provisions of CARES. As of July 31, 2020, the balance of the PPP Loan was $76,061, which does not include accrued interest, from the date of the advance on May 4, 2020. We are communicating with Bank of America on the PPP Loan Forgiveness Application and expect full forgiveness as we have met all stated requirements.

NOTE 7 - STOCKHOLDERS’ EQUITY

As of April 30, 2021, there were 1,000,000,000 shares of common stock authorized having a par value of $0.0001 per share and there were 914,624,292 issued and outstanding and an accumulated deficit of $3,718,922.

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Common Stock

During the year ended July 31, 2019, the Company issued 160,000 common restricted shares to four individuals for services provided, recorded at a cost of $1,600 and issued 443,700 common restricted shares for cash of $4,437.

On January 28, 2020, the Company sold, for cash, 125,000 common restricted shares to an investor, recorded at a cost of $0. 20 per share.

On February 3, 2020, the Company issued 12,500,000 common restricted shares to a founder, recorded, at a cost of $0.0001 per share.

On February 3, 2020, the Company issued 1,935,000 common restricted shares to six service providers, recorded at a cost of $0.20 per share.

NOTE 8 – COVID 19

The 2019 novel coronavirus (COVID-19) pandemic and responses to this crisis, including actions taken by federal, state and local governments, have had an impact on the operations of the company, including, without limitation, the following: reduced staffing due to employee suspected conditions and social distancing measures; constraints on productivity; management and staff non-essential business-related travel was constrained due to stay-at-home orders; most employees have shifted to remote work resulting in loss of productivity; consumers visiting dispensaries operated under license impacted by stay-at-home orders Management has made reasonable alternative arrangements, including attempts to render meetings and other workflow processes more efficient despite remote work; however, these have had limited success as at-home working conditions differ and certain employees roles are not amenable to work from home. Management continues to monitor the COVID-19 pandemic situation and federal, state and local recommendations and will provide updates as appropriate.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated all other subsequent events through August 10, 2021, which is the date these consolidated financial statements were issued and found there are no other events to report.

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UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On August 16, 2021, Peregrine Industries, Inc. (the “Company”) entered into a share exchange and merger agreement (the “Share Exchange and Merger Agreement”) pursuant to which the Company acquired (the “Transaction”) 100% of the outstanding common shares of Mace Corporation. The consideration paid for the shares was one share of the Company for each 4 shares held by Mace shareholders or a total of 250,000,000 Peregrine common shares for 1,000,000,000 Mace common shares. The closing of the transaction occurred on August 16, 2021.

The following tables and accompanying notes (collectively the “Pro forma Financial Statements”) present the Company’s statements of income and balance sheet on a pro forma combined basis after giving effect to the transaction. The information in the tables below under the heading “Unaudited Pro Forma Combined Statement of Income” for the nine months ended April 30, 2021, give effect to the transaction as if it had taken place on April 30, 2021 (the “Unaudited Pro Forma Combined Statements of Income”). The information in the table below under the heading “Unaudited Pro Forma Combined Balance Sheet” as of April 30, 2021, gives effect to the transaction as if it had taken place on April 30, 2021 (the “Unaudited Pro Forma Combined Balance Sheet”).

The pro forma adjustments are based upon currently available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The unaudited pro forma combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the transaction.

The historical financial information of the Company being presented in these Unaudited Pro Forma Financial Statements is derived from the Company’s unaudited statement of income for the nine months ended April 30, 2021, and unaudited balance sheet as of April 30, 2021, which were prepared in accordance with GAAP.

The historical financial information of the assets being presented in these Unaudited Pro Forma Financial Statements is based on the unaudited combined statement of operations for the nine months ended April 30, 2021 and the unaudited balance sheet at April 30, 2021, which were prepared in accordance with US GAAP.

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The asset acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of the Mace net assets acquired and conformed the accounting policies of Mace to its own accounting policies.

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The unaudited pro forma condensed consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the business combination of Mace Corporation as a result of restructuring activities and other planned cost savings initiatives following the completion of the merger.

Note 2 — Financing transaction

The Company completed the acquisition of Mace Corporation through a 1 for 4 share exchange. The Company issued 250,000,000 restricted common in return for the 1,000,000,000 Mace common shares outstanding on the date of the merger.

Note 3 — Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of Mace’s assets and liabilities and is acquiring them at the stated values as reflected on the April 30, 2021, balance sheet.

Note 4 – Real estate

As a result of the transaction, the Company will acquire the property at 9171 W. Flamingo Rd., Ste. 110 Las Vegas, NV and will continue to operate the Mace business from that location.

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Consolidated Pro Forma Balance Sheet
(after giving effect to adjustments a thru d)
April 30, 2021

	Mace Corporation	Peregrine Industries, Inc	adjustments			Total
Assets
Current assets
Cash and cash equivalents	$26,154	$3,000				$29,154
Accounts receivable	29,192	-				29,192
Inventory	790,511	-				790,511
Loan to related party	65,754	-		d	65,754	131,508
Prepaid expenses and other current assets	11,257	-				11,257
Total current assets	922,868	3,000				925,869

Long term assets
Production equipment - net	21,883	-				21,883
Land	62,307	-				62,307
Patents and trademarks - cost	306,494	-				306,494
Production molds - net	71,751	-				71,751
Building and building improvements- net	379,871	-				379,871
Total long term assets	842,306	-				842,306

Total assets	$1,765,174	$3,000				$1,768,175

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$33,247	$-		d	2	$33,249
Loan from related party	-	65,656	65,656	d		131,312
Total current liabilities	33,247	65,656				98,903

Commitments and contingencies
Cares Act Payment Protection Program	76,061	-				76,061
SBA Economic Injury Disaster Loan	89,982	-				89,982
	166,043	-				166,043
Stockholders' equity
				a	8,538
Common stock	91,462	2,300	2,248	b,c	25,000	125,052
			8,538	a
Additional paid in capital	5,193,344	599,384	25,000	c,b	2,248	5,761,439
Accumulated deficit	(3,718,922)	(664,339)				(4,383,261)
Total stockholders' equity	1,565,884	(62,655)				1,503,230

Total liabilities and stockholders' equity	$1,765,174	$3,000				$1,768,175

After giving effect to the following transactions:
a)	85,375,708 Mace common shares issued subsequent to April 30, 2021 to fulfill Mace obligation under its 2015 share purchase agreement.
b)	cancelation of 22,477,483 Peregrine common shares owned by common management
c)	250,000,000 Peregrine shares issued to Mace shareholders on a 1/4 basis per August 16, 2021 Share Exchange and Merger agreement
d)	eliminate intercompany balances

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	Mace Corporation	Peregrine Industries, Inc.	Total

Revenue, net	$54,290	$-	$54,290

Cost of sales
Product cost	22,294	-	22,294
Cost of sales	22,294	-	22,294

Gross profit	31,996	-	31,996

Operating expenses
Amortization and impairment	75,581	-	75,581
General and administrative expenses	71,846	11,479	83,325
Salary and payroll costs	83,486	-	83,486
Total operating expenses	230,913	11,479	242,392

Loss from operations	(198,917)	(11,479)	(210,396)

Other income
Proceeds from government grants	21,043	-	21,043
Total other income	21,043	-	21,043
			-
Net loss for the year	$(177,874)	$(11,479)	$(189,353)
Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding
Basic and diluted	914,624,272	23,002,043	250,524,200

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